…. ASSET PURCHASE AGREEMENT Dated as of December 4, 2024 By and Among Tillou Management and Consulting LLC, as Purchaser, and Ideanomics, Inc., Wireless Advanced Vehicle Electrification, LLC, Via Motors International, Inc., Via Motors, Inc., Justly Holdings Inc., Justly Markets LLC, and Timios Holdings Corp. as Sellers i TABLE OF CONTENTS ASSET PURCHASE AGREEMENT ............................................................................................. 1 Article I. DEFINITIONS ................................................................................................................ 2 1.1 Definitions ........................................................................................................................ 2 Article II. PURCHASE AND SALE OF THE PURCHASED ASSETS; ASSUMPTION OF ASSUMED LIABILITIES............................................................................................................ 15 2.1 Purchase and Sale of the Purchased Assets .................................................................... 15 2.2 Excluded Assets.............................................................................................................. 17 2.3 Assumption of Liabilities ............................................................................................... 18 2.4 Excluded Liabilities........................................................................................................ 19 2.5 Assumption/Rejection of Certain Contracts ................................................................... 21 Article III. CONSIDERATION .................................................................................................... 23 3.1 Consideration ................................................................................................................. 23 3.2 Deposit ........................................................................................................................... 23 3.3 Withholding Tax ............................................................................................................. 23 Article IV. CLOSING AND TERMINATION .............................................................................. 24 4.1 Closing ........................................................................................................................... 24 4.2 Closing Deliveries by Sellers ......................................................................................... 24 4.3 Closing Deliveries by Purchaser .................................................................................... 25 4.4 Termination of Agreement.............................................................................................. 25 4.5 Procedures Upon Termination ........................................................................................ 27 4.6 Bid Protections ............................................................................................................... 27 4.7 Effect of Termination ..................................................................................................... 27 Article V. REPRESENTATIONS AND WARRANTIES OF SELLERS ...................................... 28 5.1 Organization and Qualification ...................................................................................... 28 5.2 Authorization of Agreement ........................................................................................... 28 5.3 Conflicts ......................................................................................................................... 28 5.4 Title to Purchased Assets ................................................................................................ 29 5.5 Real Property .................................................................................................................. 29 5.6 Tangible Personal Property ............................................................................................ 30 5.7 Intellectual Property ....................................................................................................... 30 5.8 Data Privacy and Security .............................................................................................. 32 5.9 Litigation ........................................................................................................................ 33 5.10 Permits ............................................................................................................................ 33 5.11 Inventory ........................................................................................................................ 33 5.12 Contracts......................................................................................................................... 33 5.13 Tax Returns; Taxes ......................................................................................................... 35 5.14 Employees; Seller Benefit Plans .................................................................................... 36 5.15 Labor Matters ................................................................................................................. 38 5.16 Financial Statements; No Undisclosed Liabilities. ........................................................ 38 5.17 Environmental Matters ................................................................................................... 39 ii 5.18 Reserved. ........................................................................................................................ 39 5.19 Customers and Suppliers ................................................................................................ 39 5.20 Insurance ........................................................................................................................ 40 5.21 Anticorruption; Improper Payments............................................................................... 40 5.22 Relationships with Related Parties ................................................................................. 40 5.23 Brokers ........................................................................................................................... 41 Article VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER ............................. 41 6.1 Organization and Qualification ...................................................................................... 41 6.2 Authority ........................................................................................................................ 41 6.3 Conflicts ......................................................................................................................... 41 6.4 Consents ......................................................................................................................... 42 6.5 Financial Capability ....................................................................................................... 42 6.6 No Litigation .................................................................................................................. 42 6.7 Brokers ........................................................................................................................... 42 6.8 No Adverse Orders or Proceedings. ............................................................................... 42 6.9 Due Diligence ................................................................................................................. 42 Article VII. EMPLOYEES ........................................................................................................... 43 7.1 Employee Matters .......................................................................................................... 43 Article VIII. BANKRUPTCY COURT MATTERS ..................................................................... 44 8.1 Approval of Expense Reimbursement............................................................................ 44 8.2 Competing Bid and Other Matters ................................................................................. 44 8.3 Sale Order ....................................................................................................................... 45 8.4 Contracts......................................................................................................................... 45 8.5 Bankruptcy Filings ......................................................................................................... 45 8.6 Sale Free and Clear ........................................................................................................ 46 Article IX. COVENANTS AND AGREEMENTS ....................................................................... 46 9.1 Conduct of Business of Sellers....................................................................................... 46 9.2 Access to Information .................................................................................................... 48 9.3 Assignability of Certain Contracts ................................................................................. 48 9.4 Rejected Contracts.......................................................................................................... 48 9.5 Reasonable Efforts; Cooperation.................................................................................... 48 9.6 Further Assurances ......................................................................................................... 49 9.7 Notification of Certain Matters ...................................................................................... 49 9.8 Confidentiality ................................................................................................................ 50 9.9 Preservation of Records ................................................................................................. 50 9.10 Publicity ......................................................................................................................... 51 9.11 Material Adverse Effect.................................................................................................. 51 9.12 No Successor Liability ................................................................................................... 51 9.13 Change of Name ............................................................................................................. 51 9.14 Disclosure Schedules; Notice of Changes ...................................................................... 52 9.15 Wrong Pockets ............................................................................................................... 52 Article X. CONDITIONS TO CLOSING..................................................................................... 53 iii 10.1 Conditions Precedent to the Obligations of Purchaser and Sellers ................................ 53 10.2 Conditions Precedent to the Obligations of Seller ......................................................... 53 10.3 Conditions Precedent to the Obligations of Purchaser ................................................... 54 Article XI. TAXES ........................................................................................................................ 55 11.1 Certain Taxes .................................................................................................................. 55 11.2 Allocation of Purchase Price .......................................................................................... 55 11.3 Cooperation on Tax Matters ........................................................................................... 56 Article XII. MISCELLANEOUS.................................................................................................. 56 12.1 Payment of Expenses ..................................................................................................... 56 12.2 Survival of Representations and Warranties; Survival of Confidentiality ..................... 56 12.3 Entire Agreement; Amendments and Waivers ................................................................ 56 12.4 Execution of Agreement; Counterparts; Electronic Signatures...................................... 57 12.5 Governing Law ............................................................................................................... 57 12.6 Jurisdiction, Waiver of Jury Trial ................................................................................... 57 12.7 Notices ............................................................................................................................ 58 12.8 Binding Effect; Assignment. .......................................................................................... 59 12.9 Severability..................................................................................................................... 59 12.10 Bulk Sales Laws ............................................................................................................. 59 12.11 Access and Right to Use................................................................................................. 59 12.12 Certain Interpretive Matters ........................................................................................... 60

iv INDEX OF EXHIBITS EXHIBIT A FORM OF BILL OF SALE EXHIBIT B FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT EXHIBIT C FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AND ASSUMPTION AGREEMENT EXHIBIT D BIDDING PROCEDURES EXHIBIT E DIP BUDGET 1 ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”), dated as of December 4, 2024 (the “Agreement Date”), by and among Tillou Management and Consulting LLC, a Delaware limited liability company (“Purchaser”), and Ideanomics, Inc. (“Ideanomics”), Wireless Advanced Vehicle Electrification, LLC (“WAVE”), Via Motors International, Inc., Via Motors, Inc. (“Via”), Justly Holdings Inc., Justly Markets LLC, and Timios Holdings Corp. (each a “Seller” and collectively, “Sellers”). Purchaser and Sellers are collectively referred to herein as the “Parties” and individually as a “Party”. For the purposes of this Agreement, capitalized terms used herein shall have the meanings set forth herein or in Article I. RECITALS WHEREAS, each Seller commenced a voluntary case under title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on December 4, 2024 (the “Petition Date”), which cases are being jointly administered (as so jointly administered, the “Bankruptcy Cases”); WHEREAS, Sellers wish to sell and assign to Purchaser, and Purchaser wishes to purchase and assume from Sellers, certain specified assets and certain specified liabilities of Sellers, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with sections 105, 363, and 365 and other applicable provisions of the Bankruptcy Code; WHEREAS, the Purchased Assets and Assumed Liabilities (each as defined below) are assets and liabilities of Sellers that are to be purchased by Purchaser pursuant to the Sale Order (as defined below), free and clear of all Encumbrances (as defined below) other than Permitted Encumbrances (as defined below), all in the manner and subject to the terms and conditions set forth in this Agreement and the Sale Order and in accordance with the applicable provisions of the Bankruptcy Code; WHEREAS, the transactions contemplated by this Agreement are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to the Sale Order approving such sale free and clear of all Encumbrances (other than Permitted Encumbrances), all as more specifically provided in this Agreement, and in accordance with sections 105, 363 and 365 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the Bidding Procedures Order (as defined below); and WHEREAS, Sellers and Purchaser have negotiated in good faith and at arm’s length for the purchase and sale of the Purchased Assets, the assumption of certain Assumed Liabilities associated therewith and for certain bid protections in connection therewith, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 2 ARTICLE I. DEFINITIONS 1.1 Definitions. As used herein: (1) “Accounts Receivable” shall have the meaning set forth in Section 2.1(c). (2) “Action” means any action, claim, complaint, grievance, summons, suit, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation or other legal dispute, at law or in equity, by or before any Governmental Body. (3) “Advisor Success Fee” means the success fee, and accrued out-of-pocket expenses, payable to SSG Advisors, LLC under that certain engagement agreement dated November 7, 2024, among Ideanomics, WAVE, Via and SSG as allowed by the Bankruptcy Court. (4) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the (a) possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise or (b) an officer, director, or (c) any Person that has the power, directly or indirectly, to vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person. (5) “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Tax Code or any similar group defined under a similar provision of state, local, or non-U.S. law. (6) “Agreement” shall have the meaning set forth in the preamble. (7) “Agreement Date” shall have the meaning set forth in the preamble. (8) “Allocation” shall have the meaning set forth in Section 11.2. (9) “Allocation Schedule” shall have the meaning set forth in Section 11.2. (10) “Alternative Transaction” means (a) a sale or sales of all or substantially all of the Purchased Assets to a Person other than Purchaser, or (b) the effective date of a chapter 11 plan of reorganization, or liquidation, that contemplates a sale of all or substantially all the Purchased Assets to a Person other than Purchaser in accordance with the terms hereof. (11) “Ancillary Documents” means any certificate, agreement, document or other instrument (other than this Agreement) to be executed and delivered by a Party in connection with the consummation of the transactions contemplated this Agreement. 3 (12) “Assigned Contracts” shall have the meaning set forth in Section 2.1(b). (13) “Assignment and Assumption Agreement” shall have the meaning set forth in Section 4.2(c). (14) “Assumed Leased Real Property” shall have the meaning set forth in Section 2.1(e). (15) “Assumed Liabilities” shall have the meaning set forth in Section 2.3. (16) “Auction” has that meaning ascribed to such term by the Bidding Procedures Order. (17) “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including any claims or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, relating to the Purchased Assets and the Assumed Liabilities. (18) “Balance Sheet” shall have the meaning set forth in Section 5.16(b). (19) “Bankruptcy Cases” shall have the meaning set forth in the Recitals. (20) “Bankruptcy Code” shall have the meaning set forth in the Recitals. (21) “Bankruptcy Court” shall have the meaning set forth in the Recitals. (22) “Bankruptcy Rules” shall have the meaning set forth in the Recitals. (23) “Benefit Plan” means (a) all “employee benefit plans” (including, without limitation, as defined in Section 3(3) of ERISA), including all employee benefit plans which are “pension plans” (including, without limitation, as defined in Section 3(2) of ERISA) and any other employee benefit arrangements or payroll practices (including severance pay, vacation pay, company awards, salary continuation for disability, sick leave, death benefit, hospitalization, welfare benefit, group or individual health, dental, medical, life, insurance, fringe benefit, deferred compensation, profit sharing, retirement, retiree medical, supplemental retirement, bonus or other incentive compensation, stock purchase, equity- based, stock option, stock appreciation rights, restricted stock and phantom stock arrangements or policies) and (b) all other employment, termination, bonus, severance, change in control, collective bargaining or other similar plans, programs, policies, contracts, or arrangements (whether written or unwritten), in each case, adopted, sponsored by, entered into, maintained, contributed to, or required to be contributed to by any Seller or any ERISA Affiliate for the benefit of any current or former employee, director, officer or independent contractor of any Seller, under or with respect to which any Seller or ERISA Affiliate has any Liability. (24) “Bid Deadline” means the date and time for the submission of bids for the purchase of all or a portion of the Purchased Assets set by the Bankruptcy Court in the Bidding Procedures Order.

4 (25) “Bidding Procedures” shall have the meaning set forth in Section 8.2(a)(i) (26) “Bidding Procedures Order” shall have the meaning set forth in Section 8.2(a)(i). (27) “Bill of Sale” shall have the meaning set forth in Section 4.2(b). (28) “Business” shall have the meaning set forth in the Section 2.1. (29) “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City, New York are authorized or required by Law to be closed. (30) “Cash and Cash Equivalents” means all of Sellers’ cash (including petty cash and checks received prior to the close of business on the Closing Date), checking account balances, marketable securities, certificates of deposits, time deposits, bankers’ acceptances, commercial paper, security entitlements, securities accounts, commodity Contracts, commodity accounts, government securities and any other cash equivalents, whether on hand, in transit, in banks or other financial institutions, or otherwise held (but excluding any cash payable by Purchaser to Sellers pursuant to this Agreement). (31) “Claim” has the meaning given that term in Section 101(5) of the Bankruptcy Code and includes, inter alia, all rights, claims, causes of action, defenses, debts, demands, damages, offset rights, setoff rights, recoupment right, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto. (32) “Closing” shall have the meaning set forth in Section 4.1. (33) “Closing Date” means the date on which the Closing occurs. (34) “Collective Bargaining Agreement” means any Contract with a labor union, works council, labor organization, or any other Person representing or purporting to represent Employees. (35) “Company Systems” shall have the meaning set forth in Section 5.7(g). (36) “Competing Bid” shall have the meaning set forth in Section 8.2(b). (37) “Consolidated Tax Return” means any Tax Return filed on a consolidated, combined, unitary, aggregate or similar basis with another Person that owns, directly or indirectly, equity interests in Sellers. (38) “Contract” means any written or oral contract, purchase order, service order, sales order, indenture, note, bond, lease, sublease, license, understanding, instrument or other agreement, arrangement or commitment, whether express or implied. (39) “Contract and Cure Schedule” shall have the meaning set forth in Section 2.1(b). 5 (40) “COVID-19 Measure” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines, guidance, rulings or recommendations promulgated by any industry group or any Governmental Body, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the COVID-19 Pandemic, including the CARES Act, the Families First Act and any other COVID- 19 Pandemic relief measure hereafter promulgated or adopted by any Governmental Body. (41) “COVID-19 Pandemic” means the SARS-Cov2 or COVID-19 pandemic, including any future resurgence or evolutions, mutations or variations thereof and/or any related or associated disease outbreaks, epidemics and/or pandemics. (42) “Credit Bid” shall have the meaning set forth in Section 3.1(a). (43) “Credit Bid Amount” means the total aggregate amount outstanding of the DIP Obligations and Secured Prepetition Obligations. (44) “Cure Costs” shall have the meaning set forth in Section 2.3(a)(i). (45) “Data Protection Requirements” means use, collection, protection, recording, storing, altering, retrieving, consulting, destroying, transferring, disclosing (whether authorized or unauthorized) or otherwise processing of Personal Information, all applicable (a) Laws, including, but not limited to applicable state data breach notification Laws, applicable state comprehensive consumer privacy Laws, Laws applicable to direct mail, email, text messaging and other communications to consumers, and the Children’s Online Privacy Protection Act, (b) publicly facing policies, notices, or statements, (c) internal written policies and procedures, (d) Contract obligations, and (e) mandated industry standards, including the Payment Card Industry Data Security Standard. (46) “Debtors” means Ideanomics, Wireless Advanced Vehicle Electrification, LLC, and Via Motors International, Inc., Via Motors, Inc., Justly Holdings Inc., Justly Markets LLC, and Timios Holdings Corp. (47) “Designated Purchaser” shall have the meaning set forth in Section 12.8. (48) “DIP Budget” means the pro forma budget delivered to Purchaser specifying Sellers’ operating budget as debtor-in-possession, in the form attached hereto as Exhibit E with any modifications thereto subject to Purchaser’s prior written consent. (49) “DIP Credit Agreement” means that certain Senior Secured Super-Priority Debtor- In-Possession Loan Agreement, dated as of December 4, 2024 (as amended, supplemented or otherwise modified from time to time), among the Debtors, as Borrowers, and Tillou Management and Consulting LLC and/or one or more of its affiliates, as lenders, parties thereto. (50) “DIP Loan Documents” shall have the meaning set forth in the DIP Credit Agreement. 6 (51) “DIP Lenders” means Purchaser and/or one or more of its affiliates, as lenders under the DIP Credit Agreement. (52) “DIP Obligations” shall have the meaning set forth in the DIP Credit Agreement. (53) “DIP Order” means the order entered by the Bankruptcy Court, which, among other things, approves the DIP Loan Documents on a final basis, in form and substance satisfactory to Purchaser. (54) “Disclosure Schedules” shall have the meaning set forth in Article V. (55) “Disclosure Schedule Delivery Date” shall have the meaning set forth in Section 9.14(a). (56) “Documents” means all of Sellers’ files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, plans, operating records, safety and environmental plans and reports, data, Permits and Permit applications, studies and documents, ledgers, journals, title policies, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Body), regulatory filings, operating data and plans, research material, technical documentation (design specifications, engineering information, test results, maintenance schedules, functional requirements, operating instructions, logic manuals, processes, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), strategic plans, books of account, ledgers and general financial and accounting records, internal financial statements, marketing and promotional surveys, material and research and files relating to the Intellectual Property and any Intellectual Property agreements and other similar materials, in each case, whether or not in written or electronic form. (57) “Dollars” means the currency of the United States, and all references to monetary amounts herein shall be in Dollars unless otherwise specified herein. (58) “Employee” means an individual who, as of the applicable date, is employed by any Seller in connection with the Business. (59) “Encumbrance” means any lien (including a “lien” as defined in section 101(37) of the Bankruptcy Code), encumbrance, Claim, right, interests, demand, charge, mortgage, deed of trust, lease, option, pledge, security interest or similar interest, title defect, hypothecation, easement, right of way, restrictive covenant, encroachment, right of first refusal, preemptive right, proxy, voting trust or agreement, transfer restriction under any shareholder agreement or similar agreement, judgment, conditional sale or other title retention agreement or other imposition, imperfection or defect of title or restriction on transfer or use of any nature whatsoever. (60) “Environmental Law” means any Law relating to pollution, the protection of human health and safety (with respect to exposure to Hazardous Materials), the environment, 7 or natural resources or the Release, manufacture, processing, treatment, storage, disposal or handling of, or exposure to, Hazardous Materials. (61) “Environmental Liabilities and Obligations” means all Liabilities arising from any impairment, impact or damage to the environment, health or safety, or any failure to comply with Environmental Law, including Liabilities related to: (a) the transportation, storage, use, arrangement for disposal or disposal of, or exposure to, Hazardous Materials; (b) the Release of Hazardous Materials, including migration onto or from the Assumed Leased Real Property; (c) any other pollution or contamination of the surface, substrata, soil, air, ground water, surface water or marine environments; (d) any other obligations imposed under Environmental Law including pursuant to any applicable Permits issued pursuant to under any Environmental Law; (e) Orders, notices to comply, notices of violation, alleged non-compliance and inspection reports with respect to any Liabilities pursuant to Environmental Law; and (f) all obligations with respect to personal injury, property damage, wrongful death and other damages and losses arising under applicable Environmental Law but only as a result of any of the matters identified in clauses (a)-(e) of this definition. (62) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. (63) “ERISA Affiliate” means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Tax Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Tax Code), (c) an affiliated service group (as defined under Section 414(m) of the Tax Code) or (d) any group specified in Treasury Regulations promulgated under Section 414(o) of the Tax Code, any of which includes or included any Seller. (64) “Excess Loss Account” has the meaning set forth in Treasury Regulation Section 1.1502-19. (65) “Excluded Assets” shall have the meaning set forth in Section 2.2. (66) “Excluded Liabilities” shall have the meaning set forth in Section 2.4. (67) “Expense Reimbursement” means the reasonable, documented and actual out-of- pocket fees, costs and expenses of Purchaser incurred in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, up to a maximum of $500,000. (68) “Final Order” means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction entered by the Clerk of the Bankruptcy Court or such other court on the docket in Sellers’ Bankruptcy Cases or the docket of such other court, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed,

8 or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order. (69) “Financial Statements” shall have the meaning set forth in Section 5.16(a). (70) “GAAP” means United States generally accepted accounting principles as in effect from time to time. (71) “Governmental Body” means any government, quasi-governmental entity, or other governmental, regulatory or taxing body, agency or political subdivision thereof of any nature, whether national, international, multi-national, supra-national, foreign, federal, state or local, or any agency, branch, department, official, entity, instrumentality or authority thereof, or any court or arbitrator (public or private) of applicable jurisdiction. (72) “Government Official” means, collectively, any officer, employee or representative of a Governmental Body, any Person acting for or on behalf of any Governmental Body, any political party or official thereof and any candidate for political office. (73) “Hazardous Material” means any substance, material or waste which is regulated by any Governmental Body, including petroleum and its by-products, asbestos, polychlorinated biphenyls and any material, waste or substance which is defined or identified as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” or otherwise regulated under or subject to any provision of Environmental Law. (74) “Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Official in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities. (75) “Indebtedness” of any Person means, without duplication, any obligation of such Person for borrowed money, and in any event shall include (i) all obligations of such Person for the deferred purchase price of property or other assets (other than trade payables), (ii) the face amount of all letters of credit issued for the account of such Person, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Encumbrances on the property or assets of such Person, (iv) all obligations under leases to the extent required to be capitalized in accordance with GAAP of such Person, (v) all accrued interest, fees and charges in respect of any of the foregoing “Indebtedness”, (vi) all prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any of the foregoing “Indebtedness” (vii) all obligations owing pursuant to factoring agreements for accounts 9 receivable, (viii) all negative balances in bank accounts and all overdrafts, (iv) the amount of underfunding of any pension plan, deferred compensation plan or arrangement or retiree medical, dental, vision, prescription drug or life insurance plan or arrangement, and (x) all guarantees of the foregoing “Indebtedness” of third parties by such Person. (76) “Initial Disclosure Schedule Delivery Date” shall have the meaning set forth in Section 9.14(a). (77) “Insurance Policies” shall have the meaning set forth in Section 5.23. (78) “Intellectual Property” means all intellectual property and proprietary rights of any kind, including the following: (a) trademarks, service marks, trade names, slogans, logos, designs, symbols, trade dress, internet domain names, uniform resource identifiers, rights in design, brand names, any fictitious names, d/b/a’s or similar filings related thereto, or any variant of any of them, and other similar designations of source or origin, together with all goodwill, registrations and applications related to the foregoing; (b) copyrights and copyrightable subject matter (including any registration and applications for any of the foregoing); (c) trade secrets and other confidential or proprietary business information (including manufacturing and production processes and techniques, research and development information, technology, intangibles, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information), know how, proprietary processes, formulae, algorithms, models, industrial property rights, and methodologies; (d) Software, computer programs, and databases (whether in source code, object code or other form) and licenses thereto; (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, certificates of invention, petty patents, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, substitutions, reissues, extensions, reexaminations, restorations and renewals of such patents and applications and any other Governmental Authority issued indicia of invention ownership; (f) rights of publicity moral rights and rights of attribution and integrity; and (g) all rights to sue for past, present and future infringement, misappropriation, dilution or other violation of any of the foregoing and all remedies at law or equity associated therewith. (79) “Inventory” means all inventory (including finished goods, supplies, raw materials, work in progress, spare, replacement and component parts) related to the Business maintained or held by, stored by or on behalf of, or in transit to, any Seller. (80) “IP Assignment and Assumption Agreement” shall have the meaning set forth in Section 4.2(g). (81) “IRS” shall have the meaning set forth in Section 5.14(c). (82) “Knowledge of Seller(s)” or “Sellers’ Knowledge” means, with respect to any matter, the actual knowledge of any officer of each Seller, and the knowledge that any such person would have obtained after making reasonable inquiry of the person’s subordinates with respect to the matter in question. 10 (83) “Law” means any federal, state, local, municipal, foreign or international, multinational or other law, treaty, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body. (84) “Lease” shall have the meaning set forth in Section 5.5(a). (85) “Leased Real Property” means all of the real property leased, subleased, used or occupied by any Seller, together with all buildings, structures, fixtures and improvements erected thereon, and any and all rights privileges, easements, licenses, hereditaments and other appurtenances relating thereto, and used, or held for use, in connection with the operation of the Business. (86) “Liability” means, as to any Person, any Indebtedness, Claim, liability (including any liability that results from, relates to or arises out of tort or any other product liability claim), duty, responsibility, obligation, commitment, assessment, cost, expense, loss, expenditure, charge, fee, penalty, fine, contribution or premium of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and regardless of when sustained, incurred or asserted or when the relevant events occurred or circumstances existed. (87) “Licensed Software” means all Software (other than Proprietary Software) used or held for use in the Business. (88) “Material Adverse Effect” means any circumstance, condition, occurrence, event or change (each a “Change”) that has resulted in or could reasonably be expected to result in, either individually or in the aggregate with other Changes, a material adverse change in or effect on the Purchased Assets, the Business, the financial condition, prospects, operations or results of operations of the Business, taken as a whole; provided, however, that in no event shall any Change arising out of, relating to or resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Material Adverse Effect: (a) changes in the economy, market, financial, capital markets or political conditions in general, except to the extent of any disproportionate impact on the Business as compared to similarly situated businesses, (b) terrorism, war (whether declared or undeclared) or the outbreak or escalation of hostilities or natural disasters or Acts of God (c) changes in the industries in which Sellers operate, except to the extent of any disproportionate impact on the Business as compared to similarly situated businesses, (d) changes in any applicable Law or accounting regulations, standards, policies or practices, (e) the commencement of the Bankruptcy Cases or events that would typically result from the commencement of cases such as the Bankruptcy Cases, (f) any action taken (or omitted to be taken) as required by this Agreement or any Ancillary Document or at the request of Purchaser, (g) any adverse change that is cured on or prior to the Closing Date, (h) the execution, announcement, pendency, performance or completion of the transactions contemplated by this Agreement or any Ancillary Document (including the announcement of this Agreement or any Ancillary Document or the identities of the Purchaser or its Affiliates), including losses or threatened losses of employees, customers, suppliers or others having 11 relationships with any Seller or the Business, and (i) any failure by any Person to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period with respect to the Business (it being understood that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect, unless otherwise excluded by any of clauses (a)-(i)). (89) “Material Contract” shall have the meaning set forth in Section 5.12(b). (90) “Material Customers” shall have the meaning set forth in Section 5.19(a). (91) “Material Suppliers” shall have the meaning set forth in Section 5.19(b). (92) “Negated Credit Bid Amount” shall have the meaning set forth in Section 3.1(b). (93) “Next Highest Bidder” shall have the meaning set forth in Section 8.2(c). (94) “Objection Notice” shall have the meaning set forth in Section 11.2. (95) “Open Source License” means any license meeting the open source definition (as currently promulgated by the Open Source Initiative) or the free software definition (as currently promulgated by the Free Software Foundation), or any substantially similar license. (96) “Open Source Software” means any Software subject to an Open Source License. (97) “Order” means any award, writ, injunction, judgment, order, ruling, decision, subpoena, mandate, precept, command, directive, consent, approval, award, decree or similar determination or finding entered, issued, made or rendered by any Governmental Body. (98) “Ordinary Course of Business” means the ordinary and usual course of normal day to day operations of the Business consistent with past practice. (99) “Organizational Documents” means, with respect to a particular entity, (a) if a corporation, the articles or certificate of incorporation and bylaws, (b) if a general partnership, the partnership agreement and any statement of partnership, (c) if a limited partnership, the limited partnership agreement and certificate of limited partnership, (d) if a limited liability company, the articles or certificate of organization or formation and any limited liability company or operating agreement, (e) if another type of Person, all other organizational, charter and similar documents adopted or filed in connection with the creation, formation or organization of the Person, and (f) all amendments or supplements to any of the foregoing. (100) “Outside Date” shall have the meaning set forth in Section 4.4(b). (101) “Party” shall have the meaning set forth in the preamble. (102) “Permits” means to the fullest extent permitted under applicable law, all notifications, licenses, permits (including environmental, construction and operation permits), franchises, certificates, approvals, consents, waivers, clearances, exemptions, classifications,

12 registrations, variances, orders, tariffs, rate schedules and other similar documents and authorizations issued by, or required to be obtained from, any Governmental Body. (103) “Permitted Encumbrances” means (a) Encumbrances for current Taxes not yet due and payable or the nonpayment of which is permitted or required by the Bankruptcy Code, (b) easements, rights of way, restrictive covenants, encroachments and similar non-monetary encumbrances or non-monetary impediments against the Leased Real Property, which do not, individually or in the aggregate, adversely affect the use or occupancy of such Leased Real Property as it relates to the operation of the Business or materially detract from the value of the Leased Real Property, or (c) such other Encumbrances or title exceptions as Purchaser may approve in writing in its sole discretion. (104) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, labor union, estate, Governmental Body or other entity or group. (105) “Personal Data” means any information that identifies or could be used to identify an individual, including any information that constitutes “personal information,” “personal data,” or like terms under Data Protection Requirements. (106) “Personal Property Leases” shall have the meaning set forth in Section 5.6. (107) “Proprietary Software” means all Software owned or purportedly owned by the Company or any Subsidiary. (108) “Petition Date” shall have the meaning set forth in the Recitals. (109) “Pre-Closing Period” means the period commencing on the Agreement Date and ending on the earlier of the date upon which this Agreement is validly terminated pursuant to Section 4.4 or the Closing Date. (110) “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. (111) “Previously Omitted Contract” shall have the meaning set forth in Section 2.5(b)(i). (112) “Previously Omitted Contract Designation” shall have the meaning set forth in Section 2.5(b)(i). (113) “Previously Omitted Contract Notice” shall have the meaning set forth in Section 2.5(b)(ii). (114) “Purchase Price” shall have the meaning set forth in Section 3.1(a). (115) “Purchased Assets” shall have the meaning set forth in Section 2.1. 13 (116) “Purchased Intellectual Property” shall have the meaning set forth in Section 5.7(a). (117) “Purchaser” shall have the meaning set forth in the preamble. (118) “Registered Intellectual Property” shall have the meaning set forth in Section 5.7(a). (119) “Rejected Contracts” shall have the meaning set forth in Section 2.5(a)(i). (120) “Release” means any actual or threatened release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or including migration to or from a property, including but not limited to any Leased Real Property. (121) “Remedial Action” means all actions to (a) investigate, clean up, remove, treat or in any other way address any Hazardous Material; (b) prevent the Release of any Hazardous Material; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to correct or abate a condition of noncompliance with Environmental Laws. (122) “Representatives” shall have the meaning set forth in Section 9.2. (123) “Sale Motion” shall have the meaning set forth in Section 8.2(a). (124) “Sale Order” shall have the meaning set forth in Section 8.2(a)(ii). (125) “Secured Prepetition Loan Documents” means (a) the Amended and Restated Promissory Note dated as of November 5, 2024 by Ideanomics in favor of Purchaser, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, (b) the Debenture Documents, as defined in the Assignment and Assumption Agreement dated as of October 29, 2024 by and among YA II PN, Ltd., Purchaser and Ideanomics, and (c) all instruments, agreements and documents executed in connection with any of the foregoing, in each case as amended, restated, supplemented or otherwise modified from time to time. (126) “Secured Prepetition Obligations” means all indebtedness, obligations and liabilities of the Sellers to Purchaser, arising or incurred under the Secured Prepetition Loan Documents, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, including, without limitation, principal, interest, indemnification obligations, fees, and expenses. (127) “Sellers” shall have the meaning set forth in the preamble. (128) “Software” means all computer software programs, together with any error corrections, updates, modifications, or enhancements thereto, in both machine readable form and human readable form, including all related documentation, comments and any procedural code. 14 (129) “Straddle Period” shall have the meaning set forth in Section 11.1(b). (130) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body. (131) “Successful Bidder” shall have the meaning set forth in Section 8.2(c). (132) “Tax” and “Taxes” mean any federal, state, provincial, local, foreign or other income, gross receipts, sales, value added, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, capital, production, recapture, net worth, surplus, customs, duties, levies, surtaxes or other taxes, fees, assessments, reassessments or charges of any kind whatsoever, together with any interest, additions, installments or penalties with respect thereto and any interest in respect of such additions or penalties, in each case, imposed by a Governmental Body, whether disputed or not, as well as, in respect of any Taxes imposed by jurisdictions outside of the United States, any contribution in respect thereof under any group relief or other tax integration agreement. (133) “Tax Code” means the United States Internal Revenue Code of 1986, as the same may be amended from time to time. (134) “Tax Proceeding” means any action, suit, investigation, audit, claim, litigation, arbitration, mediation, alternative dispute resolution procedure, hearing, inquiry, examination, or other action or proceeding with respect to Taxes. (135) “Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) supplied or required to be supplied to any Governmental Body with respect to Taxes, including amendments thereto. (136) “Termination Period” shall have the meaning set forth in Section 9.14(a). (137) “Transferred Employees” shall have the meaning set forth in Section 7.1(a). (138) “Transition Services Agreement” shall have the meaning set forth in Section 4.2(j). (139) “Treasury Regulations” means the regulations promulgated under the Tax Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time. (140) “Updating Information” shall have the meaning set forth in Section 7.1(a). 15 (141) “WARN Act” means the United States Worker Adjustment and Retraining Notification Act, and the rules and regulations promulgated thereunder. ARTICLE II. PURCHASE AND SALE OF THE PURCHASED ASSETS; ASSUMPTION OF ASSUMED LIABILITIES 2.1 Purchase and Sale of the Purchased Assets. Pursuant to sections 105, 363 and 365 of the Bankruptcy Code and subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell, transfer, assign, convey and deliver to Purchaser, and/or (if so directed by Purchaser) to one or more of Purchaser’s Affiliates, and Purchaser shall purchase, acquire and accept, or cause one or more of its Affiliates to purchase, acquire and accept, from Sellers all of Sellers’ right, title and interest in, to and under all of Sellers’ assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located (whether at the Premises or any other location), in the physical possession of Sellers or another Person (other than the Excluded Assets), including all assets which are used or held for use in connection with, or which are related to, Sellers’ business (the “Business”) prior to the Petition Date, free and clear of all Encumbrances other than Permitted Encumbrances, including the following, but in each case excluding the Excluded Assets, (the “Purchased Assets”) as of the Closing: (a) to the extent assignable pursuant to Section 365 of the Bankruptcy Code, all of the Contracts (the “Assigned Contracts”) set forth on Schedule 2.5(a) (the “Contract and Cure Schedule”) and all rights thereunder; (b) all trade and non-trade accounts receivable, notes receivable and negotiable instruments of Sellers, but, for the avoidance of doubt, excluding any intercompany Indebtedness among Sellers (the “Accounts Receivable”); (c) all Inventory, including raw materials, works in process, parts, subassemblies and finished goods, wherever located and whether or not obsolete or carried on Sellers’ books of account, in each case, with any transferable warranty and service rights of the applicable Seller related thereto; (d) the Leased Real Property listed on Schedule 2.1(d) (the “Assumed Leased Real Property”), including any security deposits or other deposits delivered in connection therewith; (e) all deposits of each Seller as security for rent, electricity, telephone, bonds or other sureties or otherwise and prepaid charges and expenses, including all prepaid rent and all prepaid charges, expenses and rent under any personal property leases, or cash deposits of clients or customers held by each Seller as prepayments or security for receivables or obligations, relating to the Business, or the Purchased Assets (including any Assigned Contract) but excluding (i) professional retainers; (b) post-petition utility deposits; (c) prepayments and prepaid expenses for

16 insurance that is not a Purchased Asset and any amounts arising out of a contract or lease that is not an Assigned Contract or related to another Purchased Asset; (f) all Permits and all pending applications therefor, including those set forth on Schedule 2.1(f), in each case, to the extent such Permits and pending applications therefore are transferrable; (g) all express or implied guarantees, warranties, representations, covenants, indemnities, rights, claims, counterclaims, defenses, credits, causes of action or rights of set off against third parties relating to the Business, the Purchased Assets (including, for the avoidance of doubt, those arising under, or otherwise relating to the Assigned Contracts), the Assumed Liabilities or the Business, including rights under vendors’ and manufacturers’ warranties, indemnities, and guaranties that are possessed by Sellers; (h) all Intellectual Property; (i) all goodwill, payment intangibles and general intangible assets and rights of Sellers to the extent associated with the Business, the Assumed Liabilities or the Purchased Assets, other than any Excluded Assets; (j) to the extent permitted by Law, and subject to Sellers’ right to retain and receive a copy of and access to the same after Closing, Sellers’ Documents; (k) to the extent transferable, all rights and obligations under or arising out of all insurance policies relating to the Business or any of the Purchased Assets or Assumed Liabilities, but excluding any insurance policies relating to directors and officers or errors and omissions policies or Employee Benefit Plans; (l) all rights and obligations under non-disclosure, confidentiality, and similar arrangements with (or for the benefit of) employees and agents of Sellers or with third parties (including any non-disclosure, confidentiality agreements or similar arrangements entered into in connection with or in contemplation of the filing of the Bankruptcy Cases and the Auction contemplated by the Bidding Procedures Order); (m) all fixed assets, tangible assets and other personal property and interests related to the Business, the Assumed Liabilities or Purchased Assets, wherever located, including all vehicles, tools, parts and supplies, fuel, machinery, equipment, furniture, furnishing, appliances, fixtures, office equipment and supplies, owned and licensed computer hardware and related documentation, stored data, communication equipment, trade fixtures and leasehold improvements, in each case, with any freely transferable warranty and service rights of the applicable Seller related thereto, including the fixed and tangible assets of Sellers located at the Assumed Leased Real Property; (n) telephone, fax numbers and email addresses of each Seller; and (o) Avoidance Actions. 17 Except with respect to Assigned Contracts, at any time at least seven (7) Business Days prior to the Closing, Purchaser may, in its discretion by written notice to Sellers, designate any of the Purchased Assets as additional Excluded Assets, which notice shall set forth in reasonable detail the Purchased Assets so designated, and the parties will document such change in an amendment to this Agreement. Purchaser acknowledges and agrees that there shall be no reduction in the Purchase Price if it elects to designate any Purchased Assets as Excluded Assets. Notwithstanding any other provision hereof, the Liabilities of Sellers under or related to any Purchased Asset excluded under this paragraph will constitute Excluded Liabilities. 2.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, in no event shall Sellers be deemed to sell, transfer, assign or convey, and Sellers shall retain all right, title and interest to, in and under the following assets, properties, interests and rights of Sellers (collectively, the “Excluded Assets”): (a) all of each Seller’s Cash and Cash Equivalents; (b) The Professional Fee Escrow under the DIP Order; (c) Any rights to real estate other than the Assumed Leased Real Property; (d) any asset of Sellers that otherwise would constitute a Purchased Asset but for the fact that it is sold or otherwise disposed of during the Pre-Closing Period in the Ordinary Course of Business of Sellers and in conformity with the terms and conditions of this Agreement (including Section 8.1) or Purchaser otherwise agrees to such sale or other disposition; (e) all unexpired leases and executory contracts of Sellers other than the Assigned Contracts, and all Rejected Contracts; (f) all Claims that any of Sellers may have against any Person solely with respect to any Excluded Assets or any Excluded Liabilities; (g) Sellers’ rights under this Agreement, the Purchase Price hereunder, any agreement, certificate, instrument or other document executed and delivered by Purchaser to any Seller in connection with the transactions contemplated hereby; (h) all current and prior director and officer insurance policies of Sellers and all rights of any nature with respect thereto running in favor of Sellers, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries, in each case, as the same may run in favor of Sellers and arising out of actions taking place prior to the Closing; (i) the properties and assets set forth on Schedule 2.2(i); (j) the Organizational Documents and Tax Returns and any tax refunds of Sellers (and all Documents related thereto); (k) all Subsidiaries of each Seller; 18 (l) all pension plans and all Benefit Plans, together with all funding arrangements relating thereto (including but not limited to all assets, trusts, insurance policies and administration service contracts related thereto); (m) all of Sellers’ bank accounts; (n) the equity securities or other ownership interests of or in any Seller; (o) any (i) professional retainers, (ii) post-petition utility deposits, (iii) prepayments and prepaid expenses for insurance or (iv) prepayments, prepaid expenses and security deposits to the extent relating to any Excluded Asset; (p) (i) any attorney-client privilege and attorney work-product protection of any Seller as a result of legal counsel representing any Seller to the extent in connection with the transactions contemplated by the Agreement or any Excluded Asset; (ii) all documents maintained by legal counsel as a result of representation of any Seller to the extent in connection with the transactions contemplated by the Agreement or any Excluded Asset; (iii) all documents subject to the attorney client privilege and work product protection described in subsections (i) and (ii); and (iv) all documents maintained by any Seller to the extent in connection with the transactions contemplated by the Agreement or any Excluded Asset; and (q) any and all claims, warranties, guaranties, deposits, prepayments, refunds, rebates, indemnities, causes of action, rights of recovery, rights of set-off and rights of recoupment (for clarity whether or not known or unknown, liquidated or unliquidated or contingent or non- contingent) relating to or in respect of any Excluded Asset and any refund of any Seller, the Purchased Assets or the Business relating to Taxes. 2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement and the Sale Order, effective as of the Closing, Purchaser shall assume from Sellers, and Sellers shall irrevocably convey, transfer and assign to Purchaser, the following Liabilities (and only the following Liabilities) (collectively, the “Assumed Liabilities”): (a) all Liabilities of Sellers under the Assigned Contracts, including, without limitation, (i) all pre-petition cure costs required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Assigned Contracts including the cost of obtaining consents in respect of the Assigned Contracts (such pre-petition cure costs are, collectively, the “Cure Costs”), in the amount set forth on the Contract and Cure Schedule and (ii) any post-Closing liabilities thereunder; (b) All Liabilities that Purchaser has agreed to pay or satisfy under this Agreement; and (c) all other Liabilities, if any, set forth on Schedule 2.3(c). The assumption by Purchaser of the Assumed Liabilities shall not, in any way, enlarge the rights of any third parties relating thereto. 19 2.4 Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, Purchaser is assuming only the Assumed Liabilities and is not assuming, and shall not be deemed to have assumed, any other Liabilities of any Seller of whatever nature (whether arising prior to, at the time of, or subsequent to Closing), whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not assets, and whether or not known or unknown or currently existing or hereafter arising or matured or unmatured, direct or indirect, and Sellers shall be solely and exclusively liable for any and all such Liabilities, including, without limitation, those Liabilities set forth below (collectively, the “Excluded Liabilities”): (a) all Liabilities of Sellers relating to or otherwise arising, whether before, on or after the Closing, out of, or in connection with, any of the Excluded Assets; (b) any and all Liabilities of Sellers for Indebtedness, except as otherwise provided in this Agreement; (c) Except as stated in Section 11.1, all (i) Liabilities of Sellers for any Taxes (including, without limitation, Taxes payable by reason of contract, assumption, transferee or successor Liability, operation of Law, pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of any state or local law) or otherwise and any Taxes owed by Sellers (or any stockholder, member, owner or Affiliate of a Seller), relating to the Business, the Purchased Assets or the Assumed Liabilities or arising in connection with the consummation of the transactions contemplated by this Agreement) for any Pre-Closing Tax Period, (ii) Taxes imposed on any Person that are the responsibility of Sellers pursuant to Section 11.1, (iii) other Taxes of any Seller (or any stockholder, member, owner or Affiliate of a Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities of any kind or description (including any Liability for Taxes of any Seller (or any stockholder, member, owner or Affiliate of a Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities that becomes a Liability of Purchaser under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law), and (iv) Taxes arising from or in connection with an Excluded Asset; provided Excluded Liabilities shall include Taxes to be paid by Sellers as described in Section 11.1(b); (d) any and all Liabilities of Sellers in respect of (x) the Rejected Contracts and (y) any other Contracts to which any Seller is party or is otherwise bound that (i) are not Assigned Contracts, (ii) which are not validly and effectively assigned to Purchaser pursuant to this Agreement, or (iii) to the extent such Liabilities arise out of or relate to any failure to perform, improper performance, warranty or other breach, default or violation by a Seller of any Contracts prior to Closing other than Assigned Contracts; (e) all Liabilities with respect to employment or other provision of services, compensation, severance, benefits or payments of any nature owed to any current or former employee, officer, director, member, partner or independent contractor of any Seller or any ERISA Affiliate (or any beneficiary or dependent of any such individual), whether or not employed by Purchaser or any of its Affiliates after the Closing, that (i) arises out of or relates to the employment, service provider or other relationship between any Seller or ERISA Affiliate and any such individual, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers' compensation, severance, retention,

20 termination or other payments (whether or not arising out or related to any Benefit Plan) or (ii) arises out of or relates to events or conditions occurring on or before the Closing Date; (f) drafts or checks outstanding at the Closing (except to the extent an Assumed Liability or relating to an Assigned Contract); (g) all Liabilities related to the WARN Act, to the extent applicable, for any action resulting from Employees’ separation of employment prior to or on the Closing Date; (h) all Liabilities of any Seller to its equity holders respecting dividends, distributions in liquidation, redemptions of interests, option payments or otherwise; (i) all Liabilities arising out of or relating to any business or property formerly owned or operated by any Seller, any Affiliate or predecessor thereof, but not presently owned and operated by Sellers; (j) all Liabilities of Sellers relating to claims, actions, suits, arbitrations, litigation matters, proceedings, investigations or other Actions (in each case, whether involving private parties, Authorities, or otherwise) involving, against, or affecting any Purchased Asset, the Business, any Seller, or any assets or properties of any Seller, caused by or arising out of actions, omissions or events before the Closing, whether commenced, filed, initiated, or threatened before or after the Closing; (k) all obligations of Sellers arising and to be performed prior to the Closing Date arising from or related to the Business, the Purchased Assets or the Assumed Liabilities; (l) all Environmental Liabilities and Obligations of the Sellers; (m) all Liabilities of any Seller or their predecessors arising out of any contract, agreement, Permit, franchise or claim that is not transferred to Purchaser as part of the Purchased Assets or, is not transferred to Purchaser because of any failure to obtain any third-party or governmental consent required for such transfer; (n) any recall, design defect or similar claims of any products manufactured or sold or any service performed by Sellers; (o) any Liabilities arising out of, in respect of or in connection with the failure by any Seller or any of its Affiliates to comply with any Law or Order; and (p) any Liabilities of Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; (q) all Liabilities relating to the Benefit Plans; (r) any Liabilities arising under Section 9.14(b); and 21 (s) all Liabilities set forth on Schedule 2.4(s); 2.5 Assumption/Rejection of Certain Contracts. (a) Assignment and Assumption at Closing. (i) The Contract and Cure Schedule contained in Schedule 2.5(a), which shall be provided by the Sellers on or before December 10, 2024 and agreed to by the Purchaser within five (5) days after the date on which the Contract and Cure Schedule is provided by Sellers, sets forth a list of all executory Contracts (including all leases with respect to Assumed Leased Real Property) to which one or more Sellers are party and which are to be included in the Assigned Contracts, together with estimated Cure Costs for each Assigned Contract. From and after the Agreement Date until two (2) Business Days prior to Closing, Sellers shall make such deletions of Contracts included in the Contract and Cure Schedule as Purchaser shall, in its sole discretion, request in writing. Any such deleted Contract shall no longer be an Assigned Contract. All Contracts of Sellers that are not listed on the Contract and Cure Schedule as of the Closing shall not be considered an Assigned Contract or Purchased Asset and shall instead be deemed “Rejected Contracts.” (ii) Sellers shall take all commercially reasonable actions required to assume and assign the Assigned Contracts to Purchaser (other than payment of Cure Costs, which constitute Assumed Liabilities), including taking all actions required to facilitate any negotiations with the counterparties to such Assigned Contracts and to obtain an Order containing a finding that the proposed assumption and assignment of the Assigned Contracts to Purchaser satisfies all applicable requirements of Section 365 of the Bankruptcy Code. (iii) At Closing, (x) Sellers shall assume and assign to Purchaser each of the Assigned Contracts that is capable of being assumed and assigned, and (y) Purchaser shall pay all Cure Costs (if any) in connection with such assumption and assignment (as agreed to among the various counterparties, Purchaser and Sellers, or as determined by the Bankruptcy Court) and shall assume and perform and discharge the Assumed Liabilities (if any) under the Assigned Contracts, as applicable. (iv) Purchaser may request certain modifications and amendments to any Contract as a condition to such Contract becoming an Assigned Contract, and Sellers shall use their commercially reasonable efforts to obtain such modifications or amendments. If Sellers are unable to obtain such modifications or amendments, Purchaser may, in its sole discretion, designate the Contract as a Rejected Contract. (b) Previously Omitted Contracts. (i) If prior to two (2) Business Days before the Auction for the Purchased Assets in accordance with the Bidding Procedures Order, or such later date as may be agreed by the Sellers and Purchaser, it is discovered that a Contract should have been listed on the Contract and Cure Schedule but was not, or if Purchaser desires in its sole discretion to acquire any Contract to which one or more Sellers are party that was not included (including any Rejected Contract prior to the entry by the Bankruptcy Court of an order with respect thereto) (any such Contract, a “Previously Omitted Contract”), Sellers shall, promptly following the discovery 22 thereof or receipt of notice from Purchaser of its desire to acquire any such Contract (but in no event later than two (2) Business Days following the discovery thereof or receipt of such notice), notify Purchaser in writing of such Previously Omitted Contract and all Cure Costs (if any) for such Previously Omitted Contract. Purchaser shall thereafter deliver written notice to Sellers, no later than ten (10) Business Days following notification of such Previously Omitted Contract from Sellers, designating such Previously Omitted Contract as “Assumed” or “Rejected” (a “Previously Omitted Contract Designation”). A Previously Omitted Contract designated in accordance with this Section 2.5(b)(i) as “Rejected,” or with respect to which Purchaser fails to timely deliver a Previously Omitted Contract Designation, shall be a Rejected Contract. (ii) If Purchaser designates a Previously Omitted Contract as “Assumed” in accordance with Section 2.5(b)(i), (i) the Contract and Cure Schedule shall be amended to include such Previously Omitted Contract and (ii) Sellers shall serve a notice (the “Previously Omitted Contract Notice”) on the counterparties to such Previously Omitted Contract notifying such counterparties of the Cure Costs with respect to such Previously Omitted Contract and Sellers’ intention to assume and assign such Previously Omitted Contract in accordance with this Section 2.5. The Previously Omitted Contract Notice shall provide the counterparties to such Previously Omitted Contract with seven (7) days to object, in writing to Sellers and Purchaser, to the Cure Costs or the assumption of its Contract. If the counterparties, Sellers and Purchaser are unable to reach a consensual resolution with respect to the objection, Sellers will seek an expedited hearing before the Bankruptcy Court to determine the Cure Costs required to be paid (to the extent disputed) and approve the assumption. If no objection is timely served on Sellers and Purchaser, Sellers shall obtain an order of the Bankruptcy Court fixing the Cure Costs at the amount set forth in the Previously Omitted Contract Notice and approving the assumption of the Previously Omitted Contract. (c) Post-Petition Contracts. Schedule 2.5(c) sets forth a list of all Contracts to which one or more Sellers are party to and which are entered into following the Petition Date and on or prior to the date of this Agreement. Such Contract shall be subject to assignment with the procedures set forth in Section 2.5(b), mutatis mutandis. (d) Further Conveyances and Assumptions. From time to time following the Closing, Sellers and Purchaser will, and will cause their respective Affiliates under their control to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the Purchased Assets intended to be conveyed to Purchaser under this Agreement and to assure fully to each Seller and its Affiliates and their successors and assigns, the assumption of the Assumed Liabilities and obligations intended to be assumed by Purchaser under this Agreement, and to otherwise make effective the transactions contemplated by this Agreement, except that nothing in this Section 2.5 will require Purchaser or any of its Affiliates to assume any Liabilities other than the Assumed Liabilities. 23 ARTICLE III. CONSIDERATION 3.1 Consideration. (a) The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall equal the sum of: (i) the assumption of the Assumed Liabilities, including payment in cash of the Cure Costs; (ii) the amount required to pay and satisfy in full in cash any Encumbrances against the Purchased Assets that are senior to the liens of Purchaser against the Purchased Assets; (iii) the amount required to pay and satisfy in cash the Advisor Success Fee; and (iv) the credit bid of the Credit Bid Amount (the “Credit Bid”) (as an offset against, and full satisfaction of the amount of all Sellers’ and any of their Affiliates’ debt in respect of all DIP Obligations and Secured Prepetition Obligations, pursuant to section 363(k) of the Bankruptcy Code); provided, however, that Purchaser reserves the right to increase the Purchase Price, subject to the Bidding Procedures Order and applicable Law. (b) Limitation on Purchaser Liability. Notwithstanding anything to the contrary herein, under no circumstances shall any portion of the Credit Bid Amount be converted into or otherwise require a cash payment. If, for any reason, Purchaser’s ability to credit bid all or any portion of the Credit Bid Amount pursuant to section 363(k) of the Bankruptcy Code is not allowed by the Bankruptcy Court (such portion, a “Negated Credit Bid Amount”), the obligation of Purchaser to deliver the portion of the Purchase Price attributable to the Credit Bid Amount shall be reduced dollar for-dollar by the Negated Credit Bid Amount, no other component of the Purchase Price shall be increased, decreased or otherwise modified, and the failure by Purchaser to credit bid any Negated Credit Bid Amount shall not constitute a breach of this Agreement by Purchaser. Except as otherwise provided herein, Purchaser shall have no liability hereunder with respect to any costs, fees or expenses of any nature incurred by Sellers or, if different, the Debtors, following the Closing Date. 3.2 Deposit. To the extent that the Purchase Price includes the Credit Bid, no deposit shall be made by Purchaser, provided that a reasonable deposit may be required on market terms in the event of an Auction. 3.3 Withholding Tax. Purchaser shall be entitled to add to the Credit Bid Amount any amounts that it may otherwise be required to deduct and withhold from the Purchase Price under any provision of applicable Law, and may thereafter deduct and withhold such amounts from any cash payment additions to the Credit Bid Amount. If Purchaser reasonably determines that any withholding in respect of Taxes is required from the Purchase Price, it shall notify Sellers as soon as reasonably practicable (and in any case at least five (5) days before Closing) and shall reasonably cooperate with Sellers to lawfully mitigate such Taxes required to be withheld. To the extent that any amounts are paid (whether as a result of increasing the Credit Bid Amount or after being withheld) and paid to the appropriate Governmental Body, such amounts shall be treated as delivered to Sellers hereunder.

24 ARTICLE IV. CLOSING AND TERMINATION 4.1 Closing. Subject to the satisfaction or waiver by the appropriate Party of the conditions set forth in Article X, the closing of the purchase and sale of the Purchased Assets, the payment of the Purchase Price, the assumption of the Assumed Liabilities and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall occur as soon as practicable following the satisfaction or waiver of all conditions set forth in this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The Closing shall take place remotely via the exchange of documents and signatures, or in such other manner as will be mutually acceptable between Purchaser and Sellers. Unless otherwise agreed by the Parties in writing, the Closing shall be deemed effective and all right, title and interest of each Seller in the Purchased Assets to be acquired by Purchaser hereunder shall be deemed to have passed to Purchaser and the assumption of all of the Assumed Liabilities shall be deemed to have occurred as of 12:01 a.m. Eastern Time on the Closing Date. 4.2 Closing Deliveries by Sellers. At or prior to the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser: (a) the Purchased Assets; (b) bill of sale substantially in the form of Exhibit A (the “Bill of Sale”) duly executed by Sellers; (c) assignment and assumption agreement substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”) duly executed by Sellers; (d) a copy of the Sale Order; (e) for any Assigned Contract that is not assignable with cure and adequate assurance of future performance pursuant to Section 365 of the Bankruptcy Code, a copy of consent to assignment of such Assigned Contract in form and substance reasonably satisfactory to Purchaser, provided that Purchaser has identified in writing to Sellers on or before the Disclosure Schedule Delivery Date the applicable contracts for which it is requesting such consents, and provided further that no copy of a consent shall be required as to any counterparty that has not objected to assumption and assignment of the Assigned Contract pursuant to section 365 of the Bankruptcy Code; (f) an officer’s certificate, dated as of the Closing Date, executed by a duly authorized officer of each Seller certifying that the conditions set forth in Section 10.3 have been satisfied; (g) instrument of assumption and assignment substantially in the form of Exhibit C (the “IP Assumption and Assignment Agreement”) for registered patents, registered copyrights, registered trademarks and domain names, respectively, transferred or assigned hereby and for each pending application therefor; 25 (h) a valid, complete and accurate IRS Form W-9 in respect of each Seller, or, in the case of a Seller that is disregarded as separate from its owner for U.S. federal income tax purposes, in respect of such Seller’s regarded owner; (i) a transition services agreement in a form reasonably acceptable to Purchaser and Sellers (the “Transition Services Agreement”) duly executed by the Sellers, which shall also provide reasonable provisions for copies, use and access of Sellers and their estates and any liquidating trustee to documents and information that may be transferred to Purchaser but required for post-sale activities during the bankruptcy cases; and (j) such other bills of sale, deeds, documents endorsements, consents, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser, as Purchaser may reasonably request to vest in Purchaser all of Sellers’ right, title and interest of Sellers in, to or under any or all the Purchased Assets or that are not inconsistent with the terms of this Agreement and customary for a transaction of this nature. 4.3 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, to (or at the direction of) the Sellers: (a) the Assignment and Assumption Agreement duly executed by Purchaser; (b) the IP Assignment and Assumption Agreement, executed by Purchaser; (c) satisfactory evidence of payment of the Cure Costs and other non-Credit Bid portions of the Purchase Price; (d) an officer’s certificate, dated as of the Closing Date, executed by a duly authorized officer of Purchaser certifying that the conditions set forth in Sections 10.2(a) and 10.2(b) have been satisfied; (e) a written acknowledgement from Purchaser, in form and substance reasonably satisfactory to Sellers, of the satisfaction of the DIP Obligations and Secured Prepetition Obligations in respect of the DIP Obligations under the DIP Credit Agreement in an amount equal to the Credit Bid, and a Release of all Liens in respect thereof; (f) the Transition Services Agreement, duly executed by Purchaser; and (g) such other certificates, agreements and other documents required by this Agreement to be delivered by Purchaser at or prior to the Closing in connection with the transactions contemplated by this Agreement. 4.4 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing, as follows: (a) by the mutual written consent of Ideanomics (on behalf of Sellers) and Purchaser; 26 (b) by written notice of either Ideanomics (on behalf of Sellers) or Purchaser to such other Party, if the Closing shall not have been consummated prior to February 28, 2025 (the “Outside Date”); provided, however, that the Outside Date may be extended by the mutual written consent of Ideanomics (on behalf of Sellers) and Purchaser, for one or more periods totalling up to thirty (30) days in the aggregate; provided further, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 4.4(b) if such Party is in material breach of this Agreement; (c) by written notice from Purchaser to the Sellers, if (i) any Seller seeks to have the Bankruptcy Court enter an Order dismissing, or converting into cases under chapter 7 of the Bankruptcy Code, any of the cases commenced by Sellers under chapter 11 of the Bankruptcy Code and comprising part of the Bankruptcy Cases, or appointing a trustee in the Bankruptcy Cases or appointing a responsible officer or an examiner with enlarged power relating to the operation of the Business (beyond those set forth in section 1106(a)(3) or (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code, or (ii) an order of dismissal, conversion or appointment is entered for any reason and is not reversed or vacated within fourteen (14) days after entry thereof; (d) by written notice from Purchaser if (i) the Bankruptcy Court has not entered the Bidding Procedures Order on or prior to January 10, 2025; (ii) the Bankruptcy Court has not entered the Sale Order on or prior to February 21, 2025, or (iii) after entry of the Bidding Procedures Order or the Sale Order, either the Bidding Procedures Order or the Sale Order shall have been stayed (and such stay results in the Closing not being consummated prior to the Outside Date), vacated, modified or supplemented without Purchaser’s prior written consent and such order has not become a Final Order within fourteen (14) days after the entry thereof; (e) by written notice from Purchaser, if any Seller is in in material default (after giving effect to all applicable cure periods) under the DIP Credit Agreement, if such notice is delivered while the default remains uncured or unwaived; (f) by Ideanomics (on behalf of Sellers) or Purchaser, if there is in effect a Final Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; (g) subject to Section 8.2(c), by written notice of either Ideanomics (on behalf of Sellers) or Purchaser, if any Seller has agreed to enter into an Alternative Transaction or automatically upon the consummation of such Alternative Transaction; (h) by written notice of either Ideanomics (on behalf of Sellers) or Purchaser, if, under section 363(k) of the Bankruptcy Code, Purchaser is disallowed from credit bidding as set forth in Section 3.1(a) (or on such other terms as may be agreed by the parties hereto) in payment of the Purchase Price; (i) by written notice from Ideanomics (on behalf of Sellers) to Purchaser, if Purchaser breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform: (i) would give rise to the failure of a condition set forth in Article X, (ii) cannot be or has not been cured within thirty 27 (30) days following delivery of notice to Purchaser of such breach or failure to perform and (iii) has not been waived by Sellers; (j) by written notice from Purchaser to the Sellers, if any Seller materially breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform: (i) would give rise to the failure of a condition set forth in Article X, (ii) cannot be or has not been cured within thirty (30) days following delivery of notice to the Sellers of such breach or failure to perform and (iii) has not been waived by Purchaser; or (k) by written notice from Purchaser to the Sellers, if, during the Termination Period, Purchaser determines, in its sole and absolute discretion, pursuant to Section 9.15 of this Agreement for any reason not to proceed with the transactions contemplated hereby. Each condition set forth in this Section 4.4, pursuant to which this Agreement may be terminated shall be considered separate and distinct from each other such condition. If more than one of the termination conditions set forth in this Section 4.4 is applicable, the applicable Party shall have the right to choose the termination condition pursuant to which this Agreement is to be terminated. 4.5 Procedures Upon Termination. In the event of termination and abandonment by Purchaser or Ideanomics (on behalf of Sellers), or both such Parties, pursuant to Section 4.4 hereof, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate, and the purchase of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall be abandoned, without further action by Purchaser or Sellers. If this Agreement is terminated as provided herein, each Party shall return all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same. 4.6 Bid Protections. If (i) this Agreement is terminated pursuant to Section 4.4(g), and (ii) Purchaser has complied in all material respects with all obligations required under this Agreement to be performed by it through the date of termination, Sellers shall reimburse to Purchaser the Expense Reimbursement, provided that (i) such Expense Reimbursement shall be payable only from the cash proceeds of such winning Competing Bid or other Alternative Transaction upon the closing (if a sale), or effective date (if a chapter 11 plan of reorganization) of such Alternative Transaction. 4.7 Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.4, this Agreement shall forthwith become null and void and there shall be no liability on the part of any Party or any of its partners, officers, directors or shareholders; provided, however, that (a) this Section 4.7, Sellers’ obligation to pay the Expense Reimbursement pursuant to Sections 4.6 and 8.1, Article XII pursuant to the Bidding Procedures Order shall survive any such termination, and (b) nothing contained in this Agreement will relieve any Party from any liability arising from such Party’s fraud, or for willful breach or failure to perform in the event of a termination pursuant to Section 4.4(i) or Section 4.4(j), as the case may be, and (c) nothing contained in this Agreement will relieve ay Party from any liability arising from such party’s fraud. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law. Each Party acknowledges that the agreements contained in this Section 4.7 and in Sections

28 4.5 and 4.6 are an integral part of the transactions contemplated by this Agreement, that without these agreements such Party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 4.7 and in Sections 4.5 and 4.6 do not constitute a penalty. ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLERS Subject to the exceptions noted in the schedules to be delivered by Sellers pursuant to Section 9.15 of this Agreement (the “Disclosure Schedules”), Sellers, jointly and severally, represent and warrant to Purchaser as follows as of the Agreement Date and, except as otherwise stated below, as of the Closing Date: 5.1 Organization and Qualification. Except as set forth in Schedule 5.1, each Seller is a legal entity duly incorporated or organized validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation. Such Seller has all requisite power and authority to own, lease and operate its properties and to carry on its business (including the Business) as it is now being conducted, subject to the provisions of the Bankruptcy Code and orders of the Court. Each Seller has previously delivered or made available to Purchaser true, complete and correct copies of its Organizational Documents, as amended and in effect on the Agreement Date. Each Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the Business or the nature of its properties makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. 5.2 Authorization of Agreement. Each Seller has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and subject to the entry of the Bidding Procedures Order and the Sale Order, as applicable, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Documents to which it is a party, and subject to the entry of the Bidding Procedures Order and the Sale Order, as applicable, the performance by each Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each Seller. Subject to the entry of the Sale Order, this Agreement has been, and at or prior to the Closing, each of the Ancillary Documents to which it is a party will be, duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other Parties, and the entry of the Bidding Procedures Order and Sale Order) this Agreement constitutes, and each Ancillary Document to which it is a party when so executed and delivered (assuming the due authorization, execution and delivery by the other parties thereto) will constitute, legal, valid and binding obligations of each Seller, enforceable against the Sellers in accordance with its terms. 5.3 Conflicts. (a) Subject to the entry of the Sale Order and except as set forth on Schedule 5.3(a), the execution, delivery and performance by each Seller of this Agreement and each Ancillary Document to which it is a party, the compliance by Sellers with all of the provisions 29 hereof or thereof, the consummation of the transactions contemplated hereby or thereby and the taking by Sellers of any other action contemplated hereby or thereby, do not and will not (with our without notice or the passage of time) contravene, violate or conflict with any term or provision of its respective Organizational Documents. (b) Except for the entry of the Bidding Procedures Order and Sale Order, no filing with, notice to or consent from any Person is required in connection with the execution, delivery and performance by each Seller of this Agreement or the Ancillary Documents to which it is a party, the compliance by Seller with all of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby, or the taking by any Seller of any other action contemplated hereby or thereby. (c) Except as set forth in Schedule 5.3(c), each Seller is and over the last three years has been in compliance in all material respects with all applicable Laws. Except as set forth in Schedule 5.3(c), no Seller nor any Subsidiary has received any notice from any Governmental Body regarding any actual or possible material violation of, or failure to comply in any material respect with, any Law that remains unresolved. No Seller is subject to, or in default of, any order, writ, injunction, judgment or decree applicable to the Business, the Assumed Liabilities or the Purchased Assets. 5.4 Title to Purchased Assets. Other than the Leased Real Property and the personal property subject to the Personal Property Leases and except for Permitted Encumbrances, at the Closing, Purchaser, pursuant to the Sale Order, shall acquire good and marketable title in, or in the case of leased assets subject to assumption and assignment of such leases approved by the Bankruptcy Court, valid leasehold interests in, and under all of such Purchased Assets, in each case, free and clear of all Encumbrances to the fullest extent permissible under section 363(f) of the Bankruptcy Code. The Purchased Assets include all of the properties and assets required to operate the Business, in all material respects, in substantially the same manner as it was conducted as of the Petition Date. For the sake of clarity, the right to use any assets included in the Purchased Assets in which Sellers have leasehold or non-ownership rights to use shall be assigned to Purchaser only through the assumption and assignment of the Assigned Contracts in accordance with and subject to this Agreement. 5.5 Real Property. (a) Schedule 5.5(a) contains a list and brief description of all Leased Real Property held or used for, or necessary to the operation of the Business. Sellers have made available true and complete copies of all leases with respect to such Leased Real Property (individually, a “Lease” and collectively, the “Leases”) to Purchaser. Other than as set forth on Schedule 5.5(a), (i) Sellers are not in breach of any material term or in “default” under any Leases of the Assumed Leased Real Property, (ii) to Sellers’ Knowledge, no party to any Lease has given Sellers written notice of or made a claim with respect to any breach or default thereunder and there are no conditions that currently exist or with the passage of time will (a) result in a default or breach of any material term by any party to a Lease of the Assumed Leased Real Property or (b) give rise to the right of the lessor to accelerate the obligations thereunder or modify the terms thereof, (iii) none of the Assumed Leased Real Property is subject to any sublease or grant to any Person of any right to the use, occupancy or enjoyment of the Assumed Leased Real Property or any portion 30 thereof that would impair use of the Assumed Leased Real Property in the operation of the Business. The Lease(s) for the Assumed Leased Real Property is not subject to any Encumbrances (other than Permitted Encumbrances). To Sellers’ Knowledge, the Assumed Leased Real Property is not subject to any use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the Ordinary Course of Business. The Leases with respect to the Assumed Leased Real Property will continue to be legal, valid, binding, enforceable and in full force and effect on the same material terms immediately following the consummation of the transactions contemplated hereby. (b) Other than the Leased Real Property, the Sellers do not have any rights or interests in or to any real property other than as set forth on Schedule 5.5(b). 5.6 Tangible Personal Property. Schedule 5.6 sets forth all leases of personal property (“Personal Property Leases”) relating to personal property used by Sellers or to which any Seller is a party or by which the properties or assets of any Seller are bound, in each case, relating to the Business. 5.7 Intellectual Property. (a) Schedule 5.7(a) sets forth an accurate and complete list of all registered Intellectual Property owned by Sellers and used or held for use in the Business (the “Registered Intellectual Property”). Sellers own all right, title and interest to the Registered Intellectual Property, and own all right, title and interest to, or are valid licensees with respect to, all other Intellectual Property used or held for use in the Business (collectively with the Registered Intellectual Property, the “Purchased Intellectual Property”), and, at Closing, will convey the Purchased Intellectual Property to Purchaser free and clear of Encumbrances pursuant to the Sale Order. Except as stated in Schedule 5.7(a), (i) to Sellers’ Knowledge, no Person is engaging in any activity that infringes, dilutes, misappropriates or violates any Purchased Intellectual Property and (ii) the Business, including the products and services of the Business and the use of any of the Purchased Intellectual Property have not and do not infringe, dilute, misappropriate or violate the Intellectual Property of any third party and no Person has ever made any allegation of any such infringement, dilution, misappropriation or violation. The Purchased Intellectual Property and the rights under the Assigned Contracts constitute all the Intellectual Property rights necessary to operate the Business as currently conducted in all material respects. (b) Sellers have entered into binding, valid and enforceable written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property materially important in the Business during the course of employment or engagement with any Seller whereby such employee or independent contractor (i) acknowledges such Seller’s exclusive ownership of all Intellectual Property invented, created or developed by such employee or independent contractor within the scope of his or her employment or engagement with such Seller; (ii) grants to such Seller a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, including any moral rights, regarding such Intellectual Property, to the extent permitted by applicable Law, and copies of each of such Contract are included in the Purchased Assets. All assignments and other instruments necessary to establish, record, and perfect each 31 Sellers’ ownership interest in the Intellectual Property have been validly executed, delivered, and filed with the relevant Governmental Bodies and authorized registrars. (c) Sellers have taken reasonable steps to protect and maintain all confidential information and trade secrets used in the Business and, without limiting the generality of the foregoing, Sellers have enforced a policy requiring each employee and independent contractor to execute a proprietary information/confidentiality agreement in substantially the form provided to Purchaser, and, except as authorized under written confidentiality obligations, there has not been any disclosure by Sellers of any confidential information or trade secrets. (d) Schedule 5.7(d) sets forth a correct and complete list of: (i) the Proprietary Software and (ii) the Licensed Software. Sellers have a valid right under written license agreements to use the Licensed Software, which will continue unaffected by the consummation of the transactions contemplated by this Agreement and will be conveyed by Sellers to Purchaser free and clear of all Liens pursuant to the Sales Order. The use of the Licensed Software does not breach any term of any license or other contract between Sellers, on the one hand, and any third party, on the other hand. Sellers are in compliance in all material respects with the terms and conditions of all license agreements relating to the Licensed Software. (e) Sellers have all right, title and interest in and to the Proprietary Software and will convey all the Proprietary Software to Purchaser free and clear of all Liens pursuant to the Sales Order. Sellers have developed the Proprietary Software through the efforts of their employees or independent contractors, in each case, that have assigned all their rights in the Proprietary Software to the Sellers. Proprietary Software does not infringe or misappropriate any Intellectual Property right of any third party. The source code for the Proprietary Software is and has been maintained in confidence and is not maintained (or required to be maintained) in a software escrow for any Person. Sellers have actual possession of the source code, system documentation, statements of principles of operations and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools and higher level language used for the development, maintenance, implementation and use of the Proprietary Software. Sellers have not received notice from any third party claiming any right, title or interest in the Proprietary Software. Sellers have not has granted or transferred any rights or interests in the Proprietary Software to any third party. To Seller’s knowledge, the Proprietary Software operates in all material respects in accordance with and conforms in all material respects to any specification, manual, guide, description and other similar documentation maintained by the Business to document the requirements, specifications or performance of the Proprietary Software or delivered by the Business to end-users. (f) There is no Open Source Software incorporated, embedded in or used by the Proprietary Software, and no part of the Proprietary Software or any product or service of the Business is licensed, distributed or disclosed, or required by the terms of any Open Source License to be licensed, distributed or disclosed, pursuant to such Open Source License. (g) The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the Business, including all computer hardware, software, firmware and telecommunications systems used in the Business (“Company Systems”), perform reliably in all material respects and in material conformance with the specifications or

32 documentation for such systems. Sellers have taken commercially reasonable steps to provide for the security, continuity and integrity of the Company Systems and the back-up and recovery of data and information stored or contained therein or accessed or processed thereby and to guard against any unauthorized access or use thereof. There have not been any unauthorized intrusions or breaches of the security of any of the Company Systems or any unauthorized access or use of any of the data or information stored or contained therein or accessed or processed thereby that has resulted in the destruction, damage, loss, corruption, alteration or misuse of any such data or information. Sellers maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities in connection with the Business as presently conducted and act in compliance therewith. The services and products (and all parts thereof) of the Business are free of any material defects and material errors and operate as intended. To Seller’s Knowledge, the Company Systems and the products and services of the Business do not contain any disabling codes, instructions or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of any of the Company Systems, products or data. 5.8 Data Privacy and Security. (a) The Sellers (i) in the last three (3) years have been and are in material compliance with all Data Protection Requirements; (ii) have developed and implemented public privacy notices and internal data security or privacy policies and procedures (copies of which have been made available to Purchaser); (iii) have maintained commercially reasonable and necessary administrative, physical, and technical safeguards designed to protect the confidentiality, integrity, and availability of Personal Information in their possession or control, and to prevent the loss and unauthorized use, access, alteration, destruction or disclosure of such Personal Information; and (iv) trained their employees to follow these policies and procedures. (b) No Seller has been subject to or received notice of any Action, Order, or written complaint regarding the unauthorized or unlawful protection, collection, access, use, storage, disposal, disclosure, or transfer of Personal Information or the violation of any Data Protection Requirements, nor, to Sellers’ Knowledge, is any Action or Order threatened against a Seller. (c) The Sellers have not suffered, discovered, or been notified of any unauthorized acquisition, use, disclosure, access to, or breach of any Personal Information that (i) constitutes a breach or a data security incident under any Data Protection Requirements; or (ii) materially compromises (individually or in the aggregate) the security or privacy of such Personal Information. (d) No Seller has reported a breach or compromise of Personal Information to any Person, either voluntarily or based on Data Protection Requirements. (e) No Seller has filed a claim for coverage relating to any data security or privacy matter covered under an insurance policy issued to, or on behalf of, a Seller. 33 (f) Each Seller has performed an annual security risk assessment. Each Seller has addressed and remediated all critical and high risk threats and deficiencies identified in such security risk assessments. (g) The consummation of the transactions contemplated hereby does not violate any Data Protection Requirements. Immediately following the Closing, the surviving entity will own and continue to have the right to use all Personal Information on materially identical terms and conditions as the Sellers enjoyed immediately prior to the Closing Date. 5.9 Litigation. Except as set forth on Schedule 5.9, other than in connection with the Bankruptcy Cases, there is no Action, including appeals and applications for review, in progress, pending or, to Sellers’ Knowledge, threatened against or relating to any Seller, the Purchased Assets, the Assumed Liabilities or the Business or judgment, decree, injunction, deficiency, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator, including any such which, in any case, might adversely affect the ability of any Seller to enter into this Agreement or to consummate the transactions contemplated hereby or otherwise could, individually or in the aggregate, reasonably be expected to have a material impact to the Business. This representation shall only be made and measured as of the Agreement Date. 5.10 Permits. Except as set forth on Schedule 5.10(a) of the Disclosure Schedules, the Sellers hold, and have held, and immediately following the Closing will hold, all material Permits necessary for the conduct, ownership, use, occupancy or operation of the Business or the Purchased Assets. All such Permits are identified on Schedule 5.10(b) of the Disclosure Schedules, including their respective dates of issuance and expiration, and true, complete and accurate copies thereof have been provided or made available to the Purchaser. Except as set forth on Schedule 5.10(c) of the Disclosure Schedules, the Sellers comply, and have complied for the last three years, with all such Permits in all material respects, and in the last three years, no Seller has received any notice or other communication from any Governmental Body or any other Person that such Seller is not in compliance with any such Permit or of any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any such Permit. All such Permits are valid, uncontested and in full force and effect, and to the extent they are transferable, subject to Bankruptcy Court approval, immediately following the Closing will be, valid and in full force and effect on terms identical in all material respects to those under which, immediately before the Closing. 5.11 Inventory. Except as set forth on Schedule 5.11 of the Disclosure Schedules, the consolidated inventory of Sellers set forth in the Financial Statements was stated therein in accordance with GAAP applied on a consistent basis throughout the periods indicated therein (except as may be indicated in the notes thereto) and presents fairly, in all material respects, the consolidated inventory as of the respective dates thereof. 5.12 Contracts. (a) Schedule 5.12 of the Disclosure Schedules sets forth a true, correct and complete list of all of the following executory Contracts to which any Seller is party or is otherwise bound relating to the Business: 34 (i) Contracts (or series of related Contracts) that Sellers reasonably anticipate will involve payment or expenditure of more than $50,000 in any one (1) year period from or including the Closing Date and that cannot be terminated without penalty or without more than 30 days’ notice; (ii) Contracts relating to Indebtedness or to the mortgaging or pledging of, or otherwise placing an Encumbrance on, any of the assets or properties related to the Business (other than Permitted Encumbrances); (iii) Contract under which it is lessee of or uses, holds or operates any property, real or personal, owned by any other party (including the Leases and the Personal Property Leases), or under which it is lessor or licensor of or permits any third-party to use, hold or operate any property, real or personal, owned or controlled by it in which the amount of payments which the Business is required to make, or is entitled to receive, on an annual basis exceeds $50,000; (iv) Contracts that (A) contain covenants that limit the freedom of any Seller or the Business to compete in any line of business with any Person or in any geographic area or (B) contain exclusivity obligations or restrictions binding on any Seller or the Business; and (v) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without penalty or without more than 30 days’ notice; (vi) each Contract with respect to bonus or other incentive compensation, deferred compensation, equity purchase or award, salary continuation, pension, profit sharing or retirement plan, or any other Benefit Plan or arrangement; (vii) Contracts (A) that require payments upon a “change of control” of any Seller or the Business, (B) appointing any agent to act on behalf of the Business or granting any power of attorney by any Seller, (C) with any Governmental Body, (D) that are partnership, joint venture or other similar Contracts involving a share of profits, losses, costs, or liabilities with any other Person, (E) that contain any exclusivity, right refusal or right of first offer obligations or restrictions, or any most favored nations provision, or (F) that is a Collective Bargaining Agreement or other Contract with any labor union; (viii) All other Contracts material to the operation of the Business as presently conducted. (b) True, complete and accurate copies of the Contracts listed or required to be listed on Schedule 5.12 of the Disclosure Schedules (each a “Material Contract”), together with all modifications and amendments thereto, have previously been delivered or made available to the Purchaser. Each Material Contract is a valid and binding obligation of each Seller party thereto and, to Sellers’ Knowledge, the other parties thereto, enforceable against each such Seller and, to Sellers’ Knowledge, such other party, in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency or other similar Laws affecting or relating to enforcement of credit rights generally or general principles of equity. Except as set forth on Schedule 5.12 of the Disclosure Schedules, no Seller is in breach or default in any material 35 respect, nor has any event occurred which with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by the any Seller of, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by another party under, or in any manner release any party thereto from any obligation under, any Assigned Contract and, to the Knowledge of Sellers, no other party is in breach or default in any material respect, and no event has occurred which with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by any other party, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by any Seller under, or in any manner release any party thereto from any obligation under, any Assigned Contract. Sellers have not, and, to Sellers’ Knowledge, no other party to any Material Contract has, commenced any action against any of the parties to any Material Contract or given or received any written notice of any default or violation under any Material Contract that has not been withdrawn or dismissed except to the extent any such default or violation will be cured or dismissed as a result of the entry of the Sale Order and the payment of the applicable Cure Costs. 5.13 Tax Returns; Taxes. Except as stated on Schedule 5.13, (a) all Tax Returns required to have been filed with respect to the Purchased Assets or the Business have been, or will be, duly and timely filed, and such Tax Returns are true, correct and complete in all material respects. No Seller is currently the beneficiary of any extension of time within which to file any Tax Return required to be filed by Sellers with respect to the Purchased Assets or the Business, other than extensions acquired in the Ordinary Course of Business which are listed on Schedule 5.13. (b) All material Taxes due and owing by Sellers with respect to the Purchased Assets or the Business (whether or not shown on any Tax Return) have been, or will be, timely paid in full. (c) No written notice from any Governmental Body of proposed adjustment, deficiency or underpayment of Taxes with respect to Sellers, the Purchased Assets or the Business has been received by any Seller that has not since been satisfied by payment or been withdrawn, and no written notification has been provided by any Governmental Body of an intent to raise such issues. No Seller has waived any statute of limitations or agreed to any extension of time during which a material Tax assessment or deficiency assessment may be made with respect to the Purchased Assets or the Business. Each Seller has delivered to Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Sellers with respect to the Purchased Assets or the Business since December 31, 2021. (d) The unpaid Taxes of the Sellers with respect to the Purchased Assets and the Business, (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Sellers in filing their Tax Returns.

36 (e) Each Seller with respect to the Purchased Assets and the Business has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Tax Code. (f) No Seller is a party to any Tax allocation or sharing agreement. No Seller (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or (B) has any Liability for the Taxes of any Person (other than each Seller and with respect to each Seller any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. (g) No Tax Proceeding has been or is being asserted in writing against any Seller with respect to the Purchased Assets or the Business, nor has any Seller received written notice that a Tax Proceeding or other claim with respect to Taxes relating to Sellers, the Purchased Assets or the Business been threatened or asserted or is otherwise pending. All deficiencies for Taxes asserted or assessed against any Seller in writing with respect to Sellers, the Purchased Assets or the Business have been fully and timely paid or settled. (h) There are no Encumbrances for Taxes on the Purchased Assets or the Business, other than Permitted Encumbrances. There are no unpaid Taxes due and owing by Sellers, any Subsidiary of Sellers or by any other Person (including, without limitation, any corporation with which Sellers file or have filed a consolidated combined, or unitary return) that are or could reasonably be expected to become an Encumbrance on the Purchased Assets or otherwise adversely affect the operation of the Business. (i) Sellers have collected or withheld all amounts required to be collected or withheld by Sellers for all Taxes or assessments, and all such amounts have been paid to the appropriate Governmental Body or set aside in appropriate accounts for future payment when due, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. (j) No Governmental Body has in the last five (5) years made a claim that Sellers, the Purchased Assets, or the Business are or may be subject to taxation by a jurisdiction in which Tax Returns are not filed by, or with respect to, Sellers, the Purchased Assets or the Business, as applicable. (k) No Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (l) No Seller is, or has been, a party to a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Tax Code and Treasury Regulations Section 1.6011-4(b). 5.14 Employees; Seller Benefit Plans. (a) Schedule 5.14(a) lists the true, complete and correct list of the Employees as of the date hereof, specifying their position, annual salary, and date of hire. Sellers are, and for 37 the past three years have been, in compliance in all material respects with all Laws relating to the employment of, classification of, and termination of employment of the Employees. (b) There are no Actions pending or, to Sellers’ Knowledge, threatened, against any Seller by or relating to the employment or termination of employment of any current or former Employee or current or former service provider of any Seller, except as set forth on Schedule 5.14(b). (c) Set forth on Schedule 5.14(c) of the Disclosure Schedules is a true, correct and complete list of all Benefit Plans. As applicable with respect to each Benefit Plan, Sellers have delivered to Purchaser true and complete copies of (i) each plan document, including all amendments thereto, and in the case of an unwritten plan, a written description thereof, (ii) all current trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recently filed annual report (Form 5500 and all schedules thereto), (v) the most recent Internal Revenue Service (“IRS”) determination or opinion letter (vi) the most recent summary annual report, actuarial report, financial statement and trustee report and (vii) any material correspondence with a Governmental Body. (d) Each Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA, the Tax Code and all other Laws. (e) No Seller nor any ERISA Affiliate has adopted, maintains, sponsors, contributes to, is required to contribute to, or has any Liability with respect to any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (ii) plan or arrangement subject to Title IV or Section 302 of ERISA, or (iii) plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. (f) Sellers’ execution of, and performance of the transactions contemplated by this Agreement will not either alone or in connection with any other event(s) (I) result in any payment or benefit, result in the funding of any payment or benefit, or increase in payments or benefits or acceleration in the timing of payments or benefits becoming due to any current or former employee, director, officer, or independent contractor of any Seller, (II) limit the right to merge, amend or terminate any Benefit Plan (including any non-U.S. Benefit Plan) or (III) result in the payment or provision of an “excess parachute payment” under Section 280G of the Tax Code, whether under a Benefit Plan or otherwise. (g) The employment of each Employee of Sellers is at-will except as set forth on Schedule 5.14(g) of the Disclosure Schedules. Schedule 5.14(g) of the Disclosure Schedules sets forth a true, complete and correct list of all written employment and consulting agreements with any current Employee. True, complete and correct copies of the agreements or arrangements listed and summarized on Schedule 5.14(g) of the Disclosure Schedules have been provided or made available to Purchaser, together with all amendments thereto. 38 (h) There are no pending audits or investigations by any Governmental Body involving any Benefit Plan, and no pending or, to the Knowledge of Sellers, threatened claims (except for individual claims for benefits payable in the normal operation of the Benefit Plans), Actions involving any Benefit Plan, any fiduciary thereof or service provider thereto, nor to the Knowledge of Sellers is there any reasonable basis for such Action. 5.15 Labor Matters. (a) No Seller is a party to any labor or Collective Bargaining Agreement with respect to its Employees. No Employee of any Seller is represented by any labor organization. No labor organization or group of Employees of any Seller has made a demand for recognition or request for certification that is pending as of the Agreement Date, nor have there been any such demands or requests in the last three (3) years. There are no representation or certification proceedings or petitions seeking a representation election presently pending or, to the Knowledge of Sellers, threatened, to be brought or filed with the National Labor Relations Board or other labor relations tribunal involving any Seller, nor have there been any such proceedings in the last three (3) years. (b) There are no strikes, lockouts, work stoppages or slowdowns pending or, to the Knowledge of Sellers, threatened against or involving any Seller. (c) No Seller has, within the ninety (90) days immediately prior to the Closing Date, in whole or in part taken any action or actions which would, independently of the transaction contemplated hereby, result in a plant closing or mass layoff, temporary or otherwise, within the meaning of the WARN Act, or any similar Law. 5.16 Financial Statements; No Undisclosed Liabilities. (a) Sellers have delivered to Purchaser true, correct and complete copies of: (i) the audited consolidated balance sheet of Ideanomics and its Subsidiaries as of, and consolidated statements of comprehensive income (loss), cash flows, redeemable common stock, accumulated deficit and accumulated other comprehensive income for the fiscal years ended December 31, 2023 and December 31, 2022; and (ii) the unaudited consolidated balance sheet Ideanomics and its Subsidiaries as of, and consolidated statements of comprehensive income (loss), cash flows, redeemable common stock, accumulated deficit and accumulated other comprehensive income for, the nine (9) month period ended on September 30, 2024 (collectively, the “Financial Statements”). Except as set forth on Schedule 5.16(a), the Financial Statements have been prepared with GAAP consistently applied in accordance with the Company’s past practice throughout the periods indicated and present fairly, in all material respects, the consolidated financial position of Sellers as of the respective dates thereof and for the periods indicated therein (subject to normal and recurring year-end adjustments and the absence of footnotes). (b) The Sellers do not have any Liabilities with respect to the Business of the type required to be accrued on a balance sheet or reflected in the notes thereto under GAAP, except (i) as and to the extent specifically accrued for or reserved against in the balance sheet for the fiscal year ended December 31, 2023 (the “Balance Sheet”), (ii) current liabilities (within the meaning of GAAP) which have arisen after the date of the Balance Sheet in the ordinary course of business 39 consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) executory obligations under Contracts and (iv) Liabilities specifically set forth on Schedule 5.16(b) of the Disclosure Schedules. 5.17 Environmental Matters. With respect to the Business and the Purchased Assets, there is no pending or, to Sellers’ Knowledge, threatened suit, verbal or written notice, investigation, claim, litigation, proceeding or other Action by any Governmental Body or any other Person that would reasonably be expected to result in any material Environmental Liabilities and Obligations, and no Seller is subject to, or in default of, any Order applicable to the Business or the Purchased Assets and issued under or pursuant to any Environmental Law. There has been no Release of Hazardous Materials in connection with the Business, or at, from, on or under the Assumed Leased Real Property that would reasonably be expected to result in any material Environmental Liabilities or Obligations, or require any material Remedial Action pursuant to any Environmental Law. Sellers have obtained and are in compliance in all material respects with and, to the extent applicable, have filed timely applications to renew, all material Permits that are required pursuant to any Environmental Law for the operation of the Purchased Assets and all such Permits are valid and in full force and effect, and no Action is pending or, to the Knowledge of Sellers, threatened, which seeks to revoke, limit or otherwise affect any such Permit. None of the Sellers has any material financial assurance, escrow, bonding or similar obligation under or pursuant to any Environmental Law. Sellers have delivered or made available to Purchaser copies of the following non-privileged records in Sellers’ or its representatives’ possession, custody or control: (i) all material Permits issued pursuant to any Environmental Law for the Business or the operation of the Purchased Assets; (ii) all material documents with respect to any pending or threatened material claim, litigation, proceeding or other Action relating to or bearing on the Business or the Purchased Assets and arising under or relating to any Environmental Law, or with respect to any Environmental Liabilities and Obligations; and (iii) all material written environmental reports, audits and assessments for the Business, the Purchased Assets, and Assumed Leased Real Property. 5.18 Reserved. 5.19 Customers and Suppliers. (a) Schedule 5.19(a) of the Disclosure Schedules sets forth with respect to the Business (i) the top 10 customers, by aggregate consideration paid to Sellers for goods or services, over the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such period. Except as set forth in Section 5.19(a) of the Disclosure Schedules, no Seller has received any notice prior to the date of this Agreement that any of the Material Customers has ceased, or intends to cease, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business. No Seller has any outstanding material dispute with a Material Customer. (b) Schedule 5.19(b) of the Disclosure Schedules sets forth with respect to the Business (i) the top 10 suppliers, by aggregate consideration paid by the Sellers for goods or services rendered, over the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such period. Except as set

40 forth in Section 5.19(b) of the Disclosure Schedules, no Seller has received any notice prior to the date of this Agreement that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business. No Seller has any outstanding material dispute with a Material Supplier. 5.20 Insurance. Schedule 5.20 of the Disclosure Schedules sets forth (a) a true and complete list of all current policies or binders of insurance maintained by Sellers and relating to the Business, the Purchased Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (b) with respect to the Business, the Purchased Assets or the Assumed Liabilities, a list of all pending claims and the claims history for Sellers for the past three years. Except as set forth on Schedule 5.20 of the Disclosure Schedules, there are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. No Seller nor any of their Affiliates has received any written notice of cancellation of any of the Insurance Policies. All premiums due on the Insurance Policies have been paid. All the Insurance Policies (a) are in full force and effect and enforceable in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. No Seller nor any of their Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. 5.21 Anticorruption; Improper Payments. Neither the Sellers, nor the Business, nor any officer, director, agent, manager, employee, or, to the Knowledge of the Sellers, any other Person authorized to act on behalf of the Business or the Sellers, has, since January 1, 2020, directly or indirectly, taken any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business that would cause the Business or any Seller to be in violation of any Improper Payment Laws. The Business and the Sellers comply, and have at all times since January 1, 2020, complied, with all Improper Payment Laws. Neither the Business, nor the Sellers, nor any of their respective Affiliates or Persons acting on their behalf have received, since January 1, 2020, any notice or communication from any Person that alleges, nor been involved in any internal investigation involving any allegations relating to potential violation of any Improper Payment Laws or other applicable Law, nor have received a request for information from any Governmental Body regarding Improper Payment Laws. Sellers and the Business have made and kept books, records, and accounts that accurately and fairly reflect transactions and the disposition of assets of the Business; and have maintained a system of internal accounting controls (i) sufficient to provide reasonable assurances that actions are taken in accordance with management’s directives; and (ii) reasonably designed to deter, detect and prevent violation of Improper Payment Laws. 5.22 Relationships with Related Parties. Except as set forth on Schedule 5.22, none of the Sellers or any of their respective Affiliates has, or in the three years prior to the date hereof, has (a) had any Contract or other arrangement involving the Business in which such Seller or its Affiliate, or any of its or their respective directors, officers, employees or any immediate family members thereof is a party, has a financial interests or otherwise owns or leases any Purchased 41 Asset; (b) owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has business dealings or a material financial interest in any transaction with Sellers other than business dealings or transactions disclosed on Schedule 5.22, each of which has been conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms. 5.23 Brokers. Except as set forth on Schedule 5.23, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and Purchaser is not or will not become obligated to pay any fee or commission or like payment to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Sellers. ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Sellers as follows as of the Agreement Date and as of the Closing Date: 6.1 Organization and Qualification. Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business (including the Business) as it is now being conducted, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby. 6.2 Authority. Purchaser has the requisite power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby and to assume and perform the Assumed Liabilities. The execution and delivery of this Agreement by Purchaser and each of the Ancillary Documents to which it is a party, the performance by Purchaser of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, including the assumption and performance of the Assumed Liabilities, have been duly and validly authorized by all necessary actions on the part of Purchaser. This Agreement has been, and at or prior to the Closing, each of the Ancillary Documents to which it is a party will be, duly and validly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Documents by Sellers and subject to the entry of the Sale Order, this Agreement constitutes, and each Ancillary Document to which Purchaser is a party when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms. 6.3 Conflicts. Neither the execution and delivery of this Agreement or any other documents contemplated hereby, nor the consummation of the transactions contemplated herein or therein, will, to Purchaser’s knowledge, result in a violation or breach of, or constitute a default under, (a) the Organizational Documents of Purchaser, (b) any term or provision of any material 42 contract or agreement to which Purchaser is party or is otherwise bound or (c) any writ, order, judgment, decree, law, rule, regulation or ordinance applicable to Purchaser. 6.4 Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Ancillary Documents to which it is a party, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby, the assumption and performance of the Assumed Liabilities or the taking by Purchaser of any other action contemplated hereby or thereby. 6.5 Financial Capability. Purchaser has, and at the Closing will have, the resources and capabilities to perform its obligations hereunder, and Purchaser has not incurred any obligation, commitment, restriction or Liability of any kind under this Agreement which would materially and adversely impair or affect such resources and capabilities. 6.6 No Litigation. There are no material actions, suits, claims, investigations, hearings, or proceedings of any type pending (or, to the knowledge of Purchaser, threatened) against Purchaser challenging the legality of the transactions contemplated in this Agreement or adversely affecting Purchaser’s ability to timely consummate the transactions contemplated by this Agreement and the Ancillary Documents. 6.7 Brokers. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and Sellers are not and will not become obligated to pay any fee or commission or like payment to any broker, finder or financial advisor as a result of the consummation of the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Purchaser. 6.8 No Adverse Orders or Proceedings. Purchaser is not subject to any Order that would adversely affect its ability to consummate any of the transactions contemplated by this Agreement. 6.9 Due Diligence. PURCHASER ACKNOWLEDGES TO SELLERS THAT PURCHASER HAS HAD THE OPPORTUNITY TO CONDUCT AND DID CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PURCHASED ASSETS AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE PURCHASED ASSETS AND ITS ACQUISITION THEREOF. EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT, (I) THE SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, RELATING TO THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER, (II) THE SELLERS MAKE NO, AND HEREBY DISCLAIM ANY, OTHER REPRESENTATION OR WARRANTY REGARDING THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS AND (III) THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES ARE CONVEYED ON AN “AS IS, WHERE IS” BASIS AS OF THE CLOSING, AND THE PURCHASER SHALL RELY UPON 43 THEIR OWN EXAMINATION THEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO REPRESENTATION OR WARRANTY MADE BY ANY SELLER SHALL BE CONSTRUED TO ENCOMPASS ANY SUBSIDIARIES OR OTHER AFFILIATES OF THE SELLERS THAT ARE NOT PARTY TO THIS AGREEMENT, OR ANY OF THEIR RESPECTIVE PROPERTIES OR BUSINESSES. ARTICLE VII. EMPLOYEES 7.1 Employee Matters. (a) Purchaser shall, or shall cause its designated Affiliate or Affiliates to, extend offers of employment to such Employees as of the Agreement Date who have not been terminated or otherwise left the employ of Sellers prior to the Closing Date as Purchaser shall choose. Sellers will make available to Purchaser a correct and complete list of all their current employees as of ten (10) days prior to the Closing Date. Consistent with applicable law, Sellers shall provide Purchaser access to their personnel records and personnel files, and shall provide such other information regarding the Employees and their responsibilities, compensation and benefits as Purchaser may reasonably request. All such Employees who accept such offers of employment, and commence such employment immediately after the Closing, with Purchaser or its Affiliates are hereinafter referred to as the “Transferred Employees”. Purchaser may employ the Transferred Employees on such terms as it deems appropriate in its sole and absolute discretion. Effective as of immediately before the Closing, each Seller shall terminate the employment of its respective Employees who have accepted offers of employment with Purchaser or an Affiliate. (b) On and following the Disclosure Schedule Delivery Date, Sellers and Purchaser shall reasonably cooperate in all matters reasonably necessary to effect the transactions contemplated by this Section 7.1, including exchanging information and data relating to workers’ compensation, employee benefits and employee benefit plan coverage, and in obtaining any governmental approvals required hereunder, except as would result in the violation of any applicable Law, including without limitation, any Law relating to the safeguarding of data privacy. (c) The provisions of this Section 7.1 are for the sole benefit of the parties to this Agreement only and shall not be construed to grant any rights, as a third party beneficiary or otherwise, to any person who is not a party to this Agreement, nor shall any provision of this Agreement be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA, or otherwise to limit the right of Purchaser or Sellers to amend, modify or terminate any such employee benefit plan. In addition, nothing contained herein shall be construed to (i) prohibit any amendments to or termination of any Employee benefit plans or (ii) prohibit the termination or change in terms of employment of any Employee (including any Transferred Employee) as permitted under applicable law. Nothing herein, expressed or implied, shall confer upon any Employee (including any Transferred Employee) any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of any provision of this Agreement.

44 ARTICLE VIII. BANKRUPTCY COURT MATTERS 8.1 Approval of Expense Reimbursement. Subject to the entry of the Bidding Procedures Order, in consideration for Purchaser having expended considerable time and expense in connection with this Agreement and the negotiation hereof and the identification and quantification of assets of Sellers, Sellers shall pay in cash to Purchaser in accordance with, and only to the extent provided in, the provisions of Section 4.6, the Expense Reimbursement. The obligations of Sellers to pay the Expense Reimbursement (i) shall be entitled to super-priority administrative expense claim status under sections 503 and 507 of the Bankruptcy Code, (ii) shall not be subordinate to any other administrative expense claim against Sellers, provided that it shall be subordinate to the Carve-Out under the DIP Order, and (iii) shall survive the termination of this Agreement in accordance with Section 4.6. The Bidding Procedures Order shall approve the Expense Reimbursement as set forth in this Agreement. 8.2 Competing Bid and Other Matters. (a) On or before December 9, 2024, Sellers shall file with the Bankruptcy Court a motion (the “Sale Motion”) seeking: (i) entry of an order, in form and substance satisfactory to Purchaser in its sole and absolute discretion, as amended, modified or supplemented with the prior written consent of Purchaser, among other things, (A) establishing bidding procedures governing the sale of the Purchased Assets, including a process for overbidding and an auction subject to higher and better bids, substantially in the form annexed hereto as Exhibit D, as the same may be amended, modified or supplemented with the prior written consent of Purchaser (the “Bidding Procedures”), (B) establishing procedures for the assumption and assignment of Assigned Contracts, and (C) approving payment of the Expense Reimbursement on the terms set forth herein (the “Bidding Procedures Order”); and (ii) if Purchaser is designated as the Successful Bidder (as defined below), entry of an order, in form and substance satisfactory to Purchaser in its reasonable discretion, as amended, modified or supplemented with the prior written consent of Purchaser authorizing and approving, among other things, (A) the sale of the Purchased Assets to Purchaser on the terms and conditions set forth herein, and (B) the assignment and assumption by Purchaser of each Assigned Contract (the “Sale Order”). (b) This Agreement and the transactions contemplated hereby are subject to Sellers’ right and ability to pursue higher or better competing bids with respect to the Business and a material portion of the Purchased Assets pursuant to the Bidding Procedures Order (each a “Competing Bid”). (c) If an Auction is conducted, and Purchaser is not the prevailing party at the conclusion of such Auction (such prevailing party, the “Successful Bidder”), if Purchaser’s bid is determined by the Sellers to be the next highest bid, Purchaser shall serve as a back-up bidder (the “Next Highest Bidder”) and keep Purchaser’s bid to consummate the transactions contemplated 45 by this Agreement on the terms and conditions set forth in this Agreement (as the same may be improved upon in the Auction) open and irrevocable until the closing of an Alternative Transaction with the Successful Bidder, and shall consummate the transactions contemplated by this Agreement upon the terms and conditions as set forth herein, including the consideration, as the same may be increased by Purchaser at or after the Auction. (d) Sellers shall promptly serve on Purchaser true and correct copies of the Sale Motion and all related pleadings in accordance with the Bidding Procedures Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Rules for the United States Bankruptcy Court for the District of Delaware and any other applicable order of the Bankruptcy Court. 8.3 Sale Order. The Sale Order (including all schedules, annexes, exhibits, appendices and supplements thereto) shall be in form and substance reasonably satisfactory to Purchaser and Sellers and entered by the Bankruptcy Court. The Sale Order shall, among other things, (i) approve, pursuant to sections 105, 363 and 365 of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, (B) the sale of the Purchased Assets to Purchaser on the terms set forth herein and free and clear of all Encumbrances (other than Encumbrances included in the Assumed Liabilities and Permitted Encumbrances), and (C) the performance by Sellers of their respective obligations under this Agreement; (ii) authorize and empower Sellers to assume and assign to Purchaser the Assigned Contracts; and (iii) find that Purchaser is a “good faith” buyer within the meaning of section 363(m) of the Bankruptcy Code, not a successor to any Sellers and grant Purchaser the protections of section 363(m) of the Bankruptcy Code. Purchaser agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining Bankruptcy Court approval of the Sale Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for purposes, among others, of (a) demonstrating that Purchaser is a “good faith” purchaser under section 363(m) of the Bankruptcy Code, and (b) establishing adequate assurance of future performance within the meaning of section 365 of the Bankruptcy Code. 8.4 Contracts. Pursuant to the Bidding Procedures Order, Sellers shall serve on all non- Seller counterparties to all of the Material Contracts a notice specifically stating that Sellers are or may be seeking the assumption and assignment of such Contracts and shall notify such non-Seller counterparties of the deadline for objecting to the Cure Costs or any other aspect of the proposed assumption and assignment of such Contracts to Purchaser. 8.5 Bankruptcy Filings. From and after the Agreement Date and until the Closing Date, Sellers shall provide Purchaser with a reasonable opportunity to review and comment upon all motions, applications and supporting papers prepared by Sellers (including forms of orders and notices to interested parties) prior to the filing thereof in the Bankruptcy Cases; provided, however, if (i) a motion, application or supporting paper to be filed in the Bankruptcy Cases is not related (directly or indirectly) to this Agreement, the transactions contemplated by this Agreement, the Ancillary Documents, Purchaser or the Purchased Assets, and (ii) Sellers do not have sufficient time to provide Purchaser with a reasonable opportunity to review and comment upon such motion, application or supporting paper due to the urgent nature of such motion or application, Sellers shall not be required to provide Purchaser with an opportunity to review and comment but shall provide a copy of the motion, application and supporting paper to Purchaser simultaneously with the filing 46 thereof. All motions, applications and supporting papers prepared by Sellers and relating (directly or indirectly) to Purchaser, this Agreement or any of the transactions contemplated hereby (including forms of orders and notices to interested parties) to be filed on behalf of Seller after the date hereof must be acceptable in form and substance to Purchaser. Sellers agree to diligently prosecute the entry of the Bidding Procedures Order and the Sale Order in accordance with the terms of this Agreement. Sellers shall comply with all notice requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, including as imposed by the Sale Order, in connection with any pleading, notice or motion to be filed in connection herewith. 8.6 Sale Free and Clear. Sellers acknowledge and agree, and the Sale Order shall provide that, on the Closing Date and concurrently with the Closing, all then existing or thereafter arising obligations, Liabilities and Encumbrances of, against or created by Sellers or their bankruptcy estate, to the fullest extent permitted by section 363 of the Bankruptcy Code, shall be fully released from and with respect to the Purchased Assets, in accordance with this Agreement. On the Closing Date, the Purchased Assets shall be transferred to Purchaser free and clear of all obligations, Liabilities and Encumbrances, other than Permitted Encumbrances and the Assumed Liabilities, in accordance with this Agreement, to the fullest extent permitted by section 363 of the Bankruptcy Code. ARTICLE IX. COVENANTS AND AGREEMENTS 9.1 Conduct of Business of Sellers. During the Pre-Closing Period, Sellers shall use commercially reasonable efforts, except as otherwise required, authorized or restricted pursuant to the Bankruptcy Code or an Order of the Bankruptcy Court, and except as otherwise provided in this Agreement or consented to in writing by Purchaser in Purchaser’s sole discretion, (x) to maintain and operate the Business in the Ordinary Course of Business as it is prior to the Petition Date and (y) to (A) preserve intact their respective business organizations, (B) maintain the Purchased Assets in the same condition they were on the date of this Agreement (normal wear and tear excepted), (C) use commercially reasonable efforts to keep available the services of their respective officers and Employees, (D) use commercially reasonable efforts to defend and protect the properties and assets included in the Purchased Assets and (E) continue to operate the Business and Purchased Assets in all material respects in compliance with Laws as upon the date hereof. Without limiting the generality of the foregoing, and except (i) as otherwise expressly provided in or contemplated by this Agreement or (ii) required, authorized or restricted pursuant to the Bankruptcy Code or an Order of the Bankruptcy Court, on or prior to the Closing Date, Sellers may not, without the prior written consent of Purchaser, take any of the following actions with respect to the Business or the Purchased Assets: (a) Other than as required by law or permitted under the DIP Budget, (i) modify in any manner the compensation of any of the Employees or officers, or accelerate the payment of any such compensation, (ii) grant any bonuses, whether monetary or otherwise, increase wages or salary, (iii) increase other compensation or benefits, in any case, in respect of any current or former employee, independent contractor, director or officer of Sellers, or (iv) engage any new Employee; 47 (b) Sell, lease, assign, transfer, deliver, license, sublicense, mortgage, pledge, hypothecate, encumber, impair or otherwise dispose of, in whole or in part, any Purchased Asset, or any interests therein (other than in the Ordinary Course of Business); (c) Remove or permit to be removed from any building, facility, or real property any asset, equipment, machinery or any Inventory used in the Business (other than assets sold or used in the Ordinary Course of Business); (d) Except in accordance with the DIP Budget, enter into any Contract or amend any Contract which has a term greater than two months; (e) Terminate or reject (whether pursuant to Section 365 of the Bankruptcy Code or otherwise) any Contract, if Purchaser has within ten (10) days provided Sellers with notice of its opposition to such termination or rejection following Purchaser’s receipt of Sellers’ notice of the intention to terminate or reject such Contract, and shall use commercially reasonable efforts to prevent any rejection of any such Contract during such time period, including opposing motions to compel assumption or rejection of any such Contract; (f) Amend or modify any Organizational Document of any Seller; (g) Incur any Indebtedness except pursuant to the DIP Credit Agreement; (h) make any capital expenditures except in accordance with the DIP Budget; (i) fail to use commercially reasonable efforts to renew and maintain the validity of Sellers’ rights in, to or under any material Intellectual Property; (j) make any unusual or extraordinary efforts to collect any outstanding Accounts Receivable or intercompany obligation, liability or Indebtedness, give any discounts or concessions for early payment of such accounts receivable or intercompany obligation, liability or Indebtedness, other than discounts given by the Business in the Ordinary Course of Business; (k) make any change in their method of accounting, except as required by GAAP; (l) fail to use commercially reasonable efforts to renew and maintain all material Permits of Sellers used in the operation of the Business or the Purchased Assets; (m) fail to maintain any insurance policy in effect on the Agreement Date or amend any such policy (other than extensions, replacements or amendments thereof in the Ordinary Course of Business); (n) settle or agree to settle any pending or threatened litigation; (o) loan to, or enter into any other transaction with, any employee, officer, director or independent contractor, or amend the terms of an existing loan or transaction with any such person; or

48 (p) agree, whether in writing or otherwise, to do any of the foregoing. 9.2 Access to Information. Sellers agree that, during the Pre-Closing Period, Purchaser shall be entitled, through its officers, employees, legal counsel, accountants and other authorized representatives, agents and contractors (“Representatives”), to have reasonable access to and make such reasonable investigation and examination of the books and records, properties, businesses, assets, Employees, accountants, auditors, counsel and operations of Sellers as Purchaser’s Representatives may reasonably request. Any such investigations and examinations shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances. Each Seller shall use its commercially reasonable efforts to cause its Representatives to reasonably cooperate with Purchaser and Purchaser’s Representatives in connection with such investigations and examinations, and Purchaser shall, and shall use its commercially reasonable efforts to cause its Representatives to, reasonably cooperate with Sellers and their respective Representatives, and shall use its commercially reasonable efforts to minimize any disruption to the Business. 9.3 Assignability of Certain Contracts. To the extent that the assignment to Purchaser of any Assigned Contract pursuant to this Agreement is not permitted without the consent of a third party and such restriction cannot be effectively overridden or canceled by the Sale Order or other related order of the Bankruptcy Court, then this Agreement will not be deemed to constitute an assignment of or an undertaking or attempt to assign such Contract or any right or interest therein unless and until such consent is obtained; provided, however, that the Parties will use their commercially reasonable efforts, before the Closing, to obtain all such consents; provided, further, that if any such consents are not obtained prior to the Closing Date, Sellers and Purchaser will reasonably cooperate with each other in any lawful and feasible arrangement designed to provide Purchaser with the benefits and obligations of any such Contract and Purchaser shall be responsible for performing all obligations under such Contract required to be performed by Sellers on or after the Closing Date to the extent set forth in this Agreement. 9.4 Rejected Contracts. Sellers shall not reject or seek to reject any Assigned Contract in any bankruptcy proceeding following the Agreement Date without the prior written consent of Purchaser, which Purchaser may withhold, condition or delay, in its sole discretion. 9.5 Reasonable Efforts; Cooperation. (a) Subject to the other provisions hereof, each Party shall use its commercially reasonable efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Outside Date, in accordance with the terms hereof and shall cooperate in a commercially reasonable manner with each other Party and its Representatives in connection with any step required to be taken as a part of its obligations hereunder. (b) The obligations of Sellers pursuant to this Section 9.5 shall be subject to any orders entered, or approvals or authorizations granted or required, by or under the Bankruptcy Court or the Bankruptcy Code (including in connection with the Bankruptcy Cases), and each Sellers’ obligations as a debtor-in-possession to comply with any order of the Bankruptcy Court 49 (including the Bidding Procedures Order and the Sale Order) and Sellers’ duty to seek and obtain the highest or otherwise best price for the Business as required by the Bankruptcy Code. (c) The Sellers shall, or shall cause the Business to, promptly give such notice to third parties and use commercially reasonable best efforts to obtain all consents which are, or are required to be, set forth on Section 5.3 of the Disclosure Schedules. (d) Sellers, on the one hand, and Purchaser, on the other hand, shall promptly inform each other of any communication from any Governmental Body concerning this Agreement, the transactions contemplated hereby, and any filing, notification or request for approval. In addition, none of the Parties shall agree to participate in any meeting with any Governmental Body in respect of any filings, investigation or other inquiry with respect to this Agreement or the transactions contemplated hereby, unless such Party consults with the other Parties in advance and, unless prohibited by any such Governmental Body, gives the other Parties the opportunity to attend and participate thereat, in each case, to the maximum extent practicable. Subject to restrictions under any Law, each of Purchaser, on the one hand, and Sellers, on the other hand, shall furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and the Governmental Body or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements or to the attorney- client privilege or work product doctrine or which refer to valuation of the Business) or any such filing, notification or request for approval. Each Party shall also furnish the other Party with such necessary information and assistance as such other Party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registration or submissions of information to the Governmental Body in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval. 9.6 Further Assurances. Each Party shall execute and cause to be delivered to each other Party such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement. 9.7 Notification of Certain Matters. Sellers shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Sellers, of: (a) any notice or other communication from any Person alleging that the consent of such Person, which is or may be required in connection with the transactions contemplated by this Agreement or the Ancillary Documents, is not likely to be obtained prior to Closing; (b) any written objection or proceeding that challenges the transactions contemplated hereby or the entry of the approval of the Bankruptcy Court; (c) the occurrence or non-occurrence of any event, the occurrence or non- occurrence of which would render any representation or warranty of the Sellers or the Purchaser, 50 as applicable, contained in this Agreement, if made on or immediately following the date of such event, untrue or inaccurate, in any material respect; (d) if any Person makes any Qualified Bid under the Bidding Procedures Order, a description of the material terms and conditions thereof, to the extent permitted under the Bidding Procedures Order; and (e) the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Sellers or Purchaser or by any of their respective Affiliates (as the case may be), from any third party and/or any Governmental Body with respect to the transactions contemplated by this Agreement. 9.8 Confidentiality. (a) Following the completion of the Auction, Sellers shall maintain, unless disclosure is required by applicable Law, the confidentiality of any confidential information regarding the Business which is in Sellers’ possession or of which Sellers are aware. Unless disclosure is required by applicable Law, Sellers shall also take all commercially reasonable steps to safeguard confidential information and to protect it against disclosure, misuse, loss and theft. In furtherance and not in limitation of the foregoing, Sellers shall not, unless required by applicable Law, disclose to any Person any of the discussions or negotiations conducted with Purchaser in connection with this Agreement, provided that Sellers shall be entitled to disclose (i) any information required to be disclosed by Sellers to the Bankruptcy Court, the United States Trustee, parties in interest in the Bankruptcy Cases, or other Persons bidding on assets of Sellers, (ii) any information required to be disclosed by Sellers pursuant to any applicable Law (including, without limitation, the Bankruptcy Code), legal proceeding or Governmental Body, or (iii) any information to Sellers’ counsel and financial advisor, or any appointed committee or their professionals on a need-to-know basis; provided that, in each case, such disclosure shall be limited to the information that is required to be disclosed and the Person(s) to whom such disclosure is required. Notwithstanding anything in this Section 9.8 to the contrary, unless disclosure is required by applicable Law, the confidentiality of any trade secrets of the Business shall be maintained for so long as such trade secrets continue to be entitled to protection as trade secrets of the Business. 9.9 Preservation of Records. Sellers (or any subsequently appointed bankruptcy estate representative, including, but not limited to, a trustee, a creditor trustee or a plan administrator) and Purchaser agree that each of them shall preserve and keep the books and records held by it relating to the pre-Closing Business for a period commencing on the Agreement Date and ending at such date on which an orderly wind-down of Sellers’ operations has occurred in the reasonable judgment of Purchaser and Sellers and shall make such books and records available to the other Parties (and permit such other Party to make extracts and copies of such books and records at its own expense) as may be reasonably required by such Party in connection with, among other things, any insurance claims by, legal proceedings or Tax audits against or governmental investigations of Sellers or Purchaser, to allow Sellers to complete an orderly wind-down or to enable Sellers or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby; provided that Sellers shall not be required to make available to Purchaser any Consolidated Tax Return. In the event that 51 Sellers, on the one hand, or Purchaser, on the other hand, wish to destroy such records during such prevention period, such Party shall first give twenty (20) days’ prior written notice to the other and such other Party shall have the right at its option and expense, upon prior written notice given to such Party within that twenty (20) day period, to take possession of the records within thirty (30) days after the date of such notice. 9.10 Publicity. Except as required by Law, bankruptcy requirements, applicable stock exchange rules or in connection with the Chapter 11 Cases, neither Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld, conditioned or delayed; provided that the party intending to make such release shall use its best efforts consistent with such applicable requirements to consult with the other party with respect to the text thereof. 9.11 Material Adverse Effect. Sellers shall promptly inform Purchaser in writing of the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect or otherwise cause the failure of any of Purchaser’s conditions to Closing set forth in Article X. 9.12 No Successor Liability. The Parties intend that, except where expressly prohibited under applicable Law, upon the Closing, Purchaser shall not be deemed to: (i) be the successor of Sellers, (ii) have, de facto, or otherwise, merged with or into Sellers, (iii) be a mere continuation or substantial continuation of Sellers or the enterprise(s) of Sellers, or (iv) be liable for any acts or omissions of Sellers in the conduct of the Business or arising under or related to the Purchased Assets other than as set forth in this Agreement or the Sale Order. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, the Parties intend that Purchaser shall not be liable for any Encumbrance (other than Assumed Liabilities and Permitted Encumbrances) against Sellers or any of Sellers predecessors or Affiliates, and Purchaser shall have no successor or vicarious liability of any kind or character whether known or unknown as of the Closing Date, whether now existing or hereafter arising, or whether fixed or contingent, with respect to the Business, the Purchased Assets or any Liabilities of Sellers arising prior to the Closing Date, other than as expressly set forth herein or in the Sale Order. 9.13 Change of Name. Promptly following the Closing, each Seller shall, and shall cause its direct and indirect Subsidiaries to, discontinue the use of its current name (and any other trade names or “d/b/a” names currently utilized by each Seller or its direct or indirect Subsidiaries) and shall not subsequently change its name to or otherwise use or employ any name which includes the words “Ideanomics,” “Justly Holdings,” “Justly Markets,” “Timios Holdings,” “Wireless Advanced Vehicle Electrification,” “WAVE,” or “Via Motors International” without the prior written consent of Purchaser, and each Seller shall cause the names of Sellers in the caption of the Bankruptcy Cases to be changed to the new names of each Seller; provided, however, that Sellers and their Subsidiaries may continue to use their current names (and any other names or DBA’s currently utilized by such Seller or Subsidiary) included on any business cards, stationery and other similar materials following the Closing for a period of up to one hundred and eighty (180) days solely for purposes of winding down the affairs of each Seller; provided that when utilizing such materials, other than in incidental respects, Seller and each of its direct and indirect Subsidiaries

52 shall use commercially reasonable efforts to indicate its new name and reference its current name (and any other trade names or “d/b/a” names currently utilized by each). 9.14 Disclosure Schedules; Notice of Changes. (a) Sellers shall use their best efforts to provide a draft of the Disclosure Schedules to Purchaser as soon as practicable after the date of this Agreement, and in any event on or before December 10, 2024 (such date, the “Initial Disclosure Schedule Delivery Date”). During the ten (10) day period following the Initial Disclosure Schedule Delivery Date, the Sellers shall promptly respond to questions and comments from the Purchaser and provide additional information as requested by Purchaser so that Sellers may finalize the Disclosure Schedules for delivery to Purchaser in a form that will be attached to this Agreement (the date of such delivery, the “Disclosure Schedule Delivery Date”). Sellers shall also deliver on the Disclosure Schedule Delivery Date a certificate or certificates of the Sellers, signed by a duly authorized officer, certifying that the representations and warranties made by the Sellers in this Agreement are true and correct as of the date of the Agreement and as of the Disclosure Schedule Delivery Date (in each case, subject to the exceptions noted in the Disclosure Schedules delivered by Sellers on the Disclosure Schedule Delivery Date). Upon receipt of the final Disclosure Schedules from the Sellers on the Disclosure Schedule Delivery Date, Purchaser shall have the right, but not the obligation, to terminate this Agreement by providing written notice of termination to Sellers within 2 days after the Disclosure Schedule Delivery Date (the “Termination Period”). (b) Each Party shall promptly advise the other in writing of any matter hereafter arising or events or conditions arising during the Pre-Closing Period, which, if existing or known at the Agreement Date and not set forth on the final Disclosure Schedules, would have constituted a breach of or inaccuracy in a representation made by such Party (such information and additional schedules collectively being called the “Updating Information”). (c) Notwithstanding anything to the contrary contained herein, Purchaser shall be entitled to remove and leave behind with Seller, in its sole discretion, any asset of the Business that would constitute a Purchased Asset (and associated liabilities therewith) so long as no reduction in Purchase Price is made as a result of such removal. Purchaser shall deliver notice to Sellers of any such removal promptly after making such determination, but in any event, at least two (2) Business Days prior to Closing Date. 9.15 Wrong Pockets. Each Seller shall (i) promptly deliver to Purchaser any mail or other communication received by such Seller after the Closing Date and relating to the Business, the Purchased Assets or the Assumed Liabilities, if any, (ii) promptly transfer in immediately available funds to Purchaser any cash, electronic credits or deposits received by such Seller to the extent that such cash, electronic credits or deposits are Purchased Assets and (iii) promptly forward to Purchaser any checks or other instruments of payment that it receives to the extent that such checks or other instruments are Purchased Assets. Purchaser shall (i) promptly deliver to Sellers any mail or other communication received by it after the Closing Date and relating in any material respect to the Excluded Assets, (ii) promptly wire transfer in immediately available funds to Sellers, any cash, electronic credits or deposits received by Purchaser but solely to the extent that such cash, electronic credits or deposits are Excluded Assets and (iii) promptly forward to Sellers any checks 53 or other instruments of payment that it receives but solely to the extent that such checks or other instruments are Excluded Assets. ARTICLE X. CONDITIONS TO CLOSING 10.1 Conditions Precedent to the Obligations of Purchaser and Sellers. The respective obligations of each Party to this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by Law, written waiver by each Seller and Purchaser) on or prior to the Closing Date, of each of the following conditions: (a) there shall not be pending or in effect any order, writ, injunction, judgment or decree entered by a Governmental Body of competent jurisdiction, or any Law preventing, enjoining, restraining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; (b) the Bankruptcy Court shall have entered the Bidding Procedures Order and Sale Order (as provided in Article VIII) and such orders shall be Final Orders. 10.2 Conditions Precedent to the Obligations of Seller. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Sellers in their sole discretion: (a) the representations and warranties made by Purchaser in this Agreement or in any Ancillary Document shall be true and correct in all material respects (without giving effect to any materiality or similar qualification contained therein), in each case, as of the Agreement Date and as of the Closing Date, with the same force and effect as though all such representations and warranties had been made as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be so true and correct only as of such other specified date), except where the failure of such representations or warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser’s ability to consummate the transactions contemplated hereby. The representations and warranties of Purchaser contained in Sections 6.1, 6.2, 6.3, and 6.4 and 6.6 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date; and (c) Purchaser shall have delivered, or caused to be delivered, to Sellers all of the items set forth in Section 4.3. 54 10.3 Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Purchaser, in its sole discretion: (a) Sellers shall have delivered to Purchaser (i) a copy of the Sale Order (which shall contain the terms described in Section 8.3) and (ii) copies of all affidavits of service of the Sale Motion or notice of such motion filed by or on behalf of Sellers (which service shall comply with Section 8.2(d)); (b) Other than the representations and warranties of Sellers contained in Sections 5.1, 5.2, 5.3(a) and (b), 5.4, 5.7 and 5.24, the representations and warranties made by Sellers in this Agreement or in any Ancillary Document shall be true and correct in all material respects (provided that any such representation or warranty that is subject to any materiality, Material Adverse Effect or similar qualification shall be true and correct in all respects after giving effect to any such qualification), in each case, as of the Agreement Date and as of the Closing Date, with the same force and effect as though all such representations and warranties had been made as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be so true and correct only as of such other specified date), except where the failure of such representations or warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser’s ability to consummate the transactions contemplated hereby. The representations and warranties of Sellers contained in Sections 5.1, 5.2, 5.3(a) and (b), 5.4, 5.7 and 5.24 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); (c) Sellers shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date; (d) each consent, approval, notice, assignment or waiver required of any third party shall, in each case, (i) have been obtained and delivered to Purchaser, (ii) be in form and substance reasonably satisfactory to Purchaser, (iii) not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) be in full force and effect; (e) Sellers shall have delivered, or caused to be delivered, to Purchaser, all of the items set forth in Section 4.2; (f) Sellers shall have complied with the sale process set forth in the Bidding Procedures Order; (g) the Material Customers identified by Purchaser on the Disclosure Schedule Delivery Date shall have provided confirmation or other assurances reasonably satisfactory to Purchaser that such customers will continue their relationships with the Business in the ordinary course; and 55 (h) since the Agreement Date, there shall not have been a Material Adverse Effect. ARTICLE XI. TAXES 11.1 Certain Taxes. (a) Purchaser shall pay any sales taxes, use taxes, and transfer taxes, as well as any deed, stamp, documentary or other recording charges which may be payable by reason of the sale of the Purchased Assets or the assumption of the Assumed Liabilities under this Agreement or the transactions contemplated hereby, and that are not exempt under section 1146(a) of the Bankruptcy Code. Purchaser shall timely file any Tax Return or other document required to be filed with respect to such Taxes, and Sellers shall join in the execution of any such Tax Return if required by Law. Purchaser shall provide Sellers with a copy of such Tax Return or other document no later than five (5) days prior to filing such Tax Return for Sellers’ review, comment and approval (such approval not to be unreasonably withheld or delayed). Purchaser shall consider in good faith any comments provided by Sellers to such Tax Returns. Each Party agrees to cooperate in good faith to lawfully mitigate the Taxes described in this Section 11.1(a), including by providing any applicable forms or claims for exemption which such Party is legally able to. (b) In the case of any taxable period of the Sellers that begins on or before, and ends after, the Closing Date (a “Straddle Period”), the Sellers shall be responsible for (and, for the avoidance of doubt, such amounts shall be an Excluded Liability for purposes of Section 2.4(d)(ii)) any real property, personal property, ad valorem and similar Taxes of the Sellers allocable to the portion of such Straddle Period ending with the end of the day on the Closing Date equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period. Purchaser shall be responsible for the remainder of such Taxes. 11.2 Allocation of Purchase Price. As soon as reasonably practicable and in no event later than twenty (20) days after the Closing Date, Purchaser shall provide the Sellers with an allocation (“Allocation”) of the amount of the taxable consideration furnished by Purchaser to Sellers for purchase of the Purchased Assets (as adjusted pursuant to this Agreement), as determined for federal income tax purposes, in accordance with the methodology set forth on Schedule 11.2 (the “Allocation Schedule”), which the Parties agree is consistent with Section 1060 of the Tax Code and the Treasury Regulations thereunder (and any similar provision of state, local, or foreign law, as appropriate). Within ten (10) days of the receipt of the Initial Allocation, the Sellers shall deliver a written notice (the “Objection Notice”) to Purchaser, setting forth in reasonable detail those items in the Initial Allocation that the Sellers dispute. The Sellers may make reasonable inquiries of Purchaser and its accountants and employees relating to the Initial Allocation, and Purchaser shall use reasonable efforts to cause any such accountants and employees to cooperate with, and provide such requested information to, the Sellers in a timely manner. If, prior to the conclusion of such ten (10)-day period, Sellers notify Purchaser in writing that it will not provide any Objection Notice or if Sellers do not deliver an Objection Notice within

56 such ten (10)-day period, then Purchaser’s proposed Initial Allocation shall be deemed final, conclusive and binding upon each of the parties hereto. If the Sellers deliver an Objection Notice to Purchaser, then within ten (10) days of the Sellers’ delivery of the Objection Notice, the Sellers and Purchaser shall attempt to resolve in good faith any disputed items consistent with the methodology in the Allocation Schedule, which shall become the final Allocation (subject to any adjustments to the taxable consideration paid for the Purchased Assets hereunder). Purchaser and Sellers shall each report the federal, state and local income and other Tax consequences of the transactions contemplated hereby in a manner consistent with the final Allocation, including, if applicable, the preparation and filing of Forms 8594 under Section 1060 of the Tax Code (or any successor form or successor provision of any future Tax Law) with their respective federal income Tax Returns for the taxable year which includes the Closing Date, and neither will take any position inconsistent with the final Allocation unless otherwise required under applicable Law. Sellers shall provide Purchaser and Purchaser shall provide Sellers with a copy of any information required to be furnished to the Secretary of the Treasury under Tax Code Section 1060. 11.3 Cooperation on Tax Matters. Purchaser and Sellers agree to provide each other with such information and assistance as is reasonably necessary and is reasonably requested by the other party, including access to records, Tax Returns and personnel, for the preparation and filing of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with a Tax Proceeding or otherwise; provided that Sellers shall not be required to make available any Consolidated Tax Return. ARTICLE XII. MISCELLANEOUS 12.1 Payment of Expenses. Except as otherwise provided in this Agreement (including, but not limited to Section 4.6 and Section 8.1) and whether or not the transactions contemplated hereby are consummated, Sellers and Purchaser shall bear their own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. 12.2 Survival of Representations and Warranties; Survival of Confidentiality. The Parties agree that the representations and warranties contained in this Agreement shall expire upon the Closing Date. The Parties agree that the covenants contained in this Agreement to be performed after the Closing shall survive in accordance with the terms of the particular covenant or until fully performed. 12.3 Entire Agreement; Amendments and Waivers. This Agreement, together with the Ancillary Documents, represents the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement may be amended, supplemented or changed, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought; provided that, notwithstanding the foregoing, the Disclosure Schedules hereto may be amended in accordance with Section 2.5 and Section 9.15. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party shall be deemed to constitute a waiver by the Party taking such action of compliance with 57 any representation, warranty, condition, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by applicable Law. 12.4 Execution of Agreement; Counterparts; Electronic Signatures. (a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterparts. (b) The exchange of copies of this Agreement and of signature pages by facsimile or email shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or email (including pdf copies and DocuSign) shall be deemed to be their original signatures for all purposes and shall be considered to have the same binding legal effects as if it were the original signed version thereof. 12.5 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL BANKRUPTCY LAW, TO THE EXTENT APPLICABLE, AND WHERE STATE LAW IS IMPLICATED, THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. 12.6 Jurisdiction, Waiver of Jury Trial. (a) THE BANKRUPTCY COURT WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER AT LAW OR IN EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER AT LAW OR IN EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY. (b) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 58 12.7 Notices. Unless otherwise set forth herein, any notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent by e-mail, in each case, if sent during the normal business hours of the recipient, with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in the case of each of clauses (a) and (b), to the following addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, e-mail address or person as a Party may designate by notice to the other Parties): If to Sellers, to: Ideanomics, Inc. Attention: Alf Poor, CEO; Ben Wu, General Counsel; and Alpesh Amin, Chief Restructuring Officer E-mail address: [*]; [*]; [*] With a copy (which shall not constitute effective notice) to: Foley & Lardner LLP 500 Woodward Avenue, Suite 2700 Detroit, MI 48226 Attention: John Simon and Mark Plichta E-mail address: [*]; [*] If to Purchaser, to: Tillou Management and Consulting, LLC c/o Faegre Drinker Biddle & Reath LLP 600 Campus Drive Florham Park, New Jersey 07932 Attention: Frank Velocci, Bryan Bloom and Michael Pompeo E-mail address: [*]; [*]; [*] With a copy (which shall not constitute effective notice) to: Faegre Drinker Biddle & Reath LLP 600 Campus Drive Florham Park, New Jersey 07932 Attention: Frank Velocci, Bryan Bloom and Michael Pompeo E-mail address: [*]; [*]; [*] Any notice that shall or may be given by the Sellers collectively shall be deemed to have been given, and any such action taken (or omitted to be taken) thereby shall be effective, if such notice is properly made by any of the Seller parties individually in accordance with this Section 12.7. Any act or notice by one Seller Party shall be deemed to be an act or notice on behalf of all the Sellers, and may be relied upon by Purchaser. 59 12.8 Binding Effect; Assignment. This Agreement shall be binding upon Purchaser and, subject to entry of the Bidding Procedures Order (with respect to the matters covered thereby) and the Sale Order, Sellers, and inure to the benefit of the Parties and their respective successors and permitted assigns, including any trustee or estate representative appointed in the Bankruptcy Cases or any successor Chapter 7 case. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other Parties and any attempted assignment without such required consents shall be void, except for designations by Purchaser to a Designated Purchaser (as defined below) in accordance with the immediately following paragraph. In connection with the Closing, notwithstanding anything to the contrary contained herein, Purchaser shall be entitled to designate, in accordance with the terms of this paragraph, one or more Subsidiaries or Affiliates to (i) purchase specified Purchased Assets (including specified Assigned Contracts) and pay the corresponding Purchase Price amount and Cure Costs, as applicable and/or (ii) assume specified Assumed Liabilities (any such Subsidiary or Affiliate of Purchaser that shall be designated in accordance with this clause, a “Designated Purchaser”). In addition, in accordance with Section 7.1, a Designated Purchaser shall be entitled to employ specified Transferred Employees on and after the Closing Date. Notwithstanding the foregoing, Purchaser shall not be released from any of its obligations under this Agreement by reason of this assignment. 12.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction and in lieu of such invalid, illegal or unenforceable provision or portion of any provision, there will be added automatically as a part of this Agreement a valid legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible. 12.10 Bulk Sales Laws. Each Party hereby waives compliance by the Parties with the bulk sales, bulk transfers or similar Laws and all other similar Laws in all applicable jurisdictions in respect of the transactions contemplated by this Agreement or any Ancillary Document. 12.11 Access and Right to Use. Purchaser shall, upon reasonable advance notice, afford to Sellers’ officers, independent public accountants, attorneys, consultants and other representatives, reasonable access during normal business hours to the Purchased Assets and all books and records pertaining to the Purchased Assets, solely for the purpose of enabling Sellers to conduct an orderly wind-down of Sellers’ operations until such time as the wind-down is completed on or before the one (1)-year anniversary of this Agreement. Notwithstanding anything to the contrary herein, no access shall be permitted hereunder to the extent that it would require disclosure of information subject to attorney-client or other privilege. Sellers expressly acknowledge that nothing in this Section 12.11 is intended to give rise to any contingency to Sellers’ obligations to proceed with the transactions contemplated herein.

60 12.12 Certain Interpretive Matters. (a) The information contained in the Disclosure Schedules is disclosed solely for the purposes of this Agreement and may include items or information not required to be disclosed under this Agreement, and no information contained in any Schedule shall be deemed to be an admission by any party hereto to any third Person of any matter whatsoever, including an admission of any violation of any Laws or breach of any agreement. No information contained in any Schedule shall be deemed to be material (whether individually or in the aggregate) to the business, assets, liabilities, financial position, operations, or results of operations of Sellers nor shall it be deemed to give rise to circumstances which may result in a Material Adverse Effect solely by reason of it being disclosed. Information contained in a Section, subsection or individual Schedule (or expressly incorporated therein) shall qualify the representations and warranties made in the identically numbered Section or, if applicable, subsection of this Agreement and all other representations and warranties made in any other Section, subsection or Schedule to the extent its applicability to such Section, subsection or Schedule is reasonably apparent on its face. References to agreements in the Disclosure Schedules are not intended to be a full description of such agreements, and all such disclosed agreements should be read in their entirety, and nothing disclosed in any Schedule is intended to broaden any representation or warranty contained in Article V or Article VI. (b) Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. The term “or” shall be deemed to mean “and/or.” Any reference to any particular Tax Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Body shall be deemed to include reference to any successor thereto. References in Article V or Article VI to documents or other materials “provided” or “made available” to Purchaser or similar phrases mean that such documents or other materials were made available for viewing by Purchaser and its Representatives at least three (3) Business Days prior to the Agreement Date. [Remainder of page intentionally left blank] [Signature page to Asset Purchase Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written. PURCHASER: TILLOU MANAGEMENT AND CONSULTING, LLC By: /s/ Stephen Skoller Name: Stephen Skoller Title: Manager [Signature page to Asset Purchase Agreement] SELLERS: IDEANOMICS, INC. By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Officer WIRELESS ADVANCED VEHICLE ELECTRIFICATION, LLC By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Officer VIA MOTORS INTERNATIONAL, INC. By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Officer VIA MOTORS, INC. By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Officer [Signature page to Asset Purchase Agreement] JUSTLY HOLDINGS INC. By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Officer JUSTLY MARKETS LLC By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Officer TIMIOS HOLDINGS CORP. By: /s/ Alfred Poor Name: Alfred Poor Title: Chief Executive Office

[Signature page to Asset Purchase Agreement]